PART II — OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an offering circular which is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular	Subject to Completion, Dated June 23, 2017

DIGITAL SOCIAL RETAIL, INC.

$4,000,000 Minimum Offering Amount (1,142,858 Units)

$7,000,000 Maximum Offering Amount (2,000,000 Units)

$3.50 per Unit

This Regulation A, Tier 2 offering is for units (the “Units”) of Digital Social Retail, Inc., a Delaware corporation (the “Company”) consisting of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), and warrants to purchase Common Stock (“Warrants”). The Offering will be made on continuous basis as provided by Rule 251(d)(3)(i)(F) for up to one year following the date of qualification by the U.S. Securities and Exchange Commission (the “SEC”). The Company is offering a minimum of 1,142,858 Units and a maximum of 2,000,000 Units at an offering price of $3.50 per Unit, each Unit consisting of one share of Common Stock and a Warrant to purchase one share of Common Stock (the “Offering”). The Common Stock and Warrants are immediately separable and will be issued separately, but will be purchased together as a Unit in this Offering. The Company has also granted the Agent, as defined below, an option for a period of 30 days to sell on a best efforts basis an over-subscription allowance of up to 300,000 Units. Each Warrant entitles its holder to purchase one share of Common Stock at a price of $4.20 per share, subject to adjustment as described in this offering circular. This Offering is being conducted to raise money for the Company’s general operations and working capital needs. See “Use of Proceeds”.

This Offering may continue until one (1) year from the date on which the Offering is qualified (the “Qualification Date”) by the SEC, subject to extension for up to thirty (30) days with the mutual agreement of the Company and the Agent, provided that, if the Company has received and accepted subscriptions for the minimum number of offered Units on or before the period ending one (1) year from the Qualification Date, or the end of the thirty (30) day extension, if exercised, then the Company will close on the minimum Offering amount (the “Initial Closing”). This Offering will continue until the earliest of (i) the date which is 120 days after the Initial Closing, (ii) with the mutual agreement of the Company and the Agent, a date which is less than 120 days after the Initial Closing in order to coordinate with the commencement of trading of Common Stock and Warrants on [_____], or (iii) the date on which the maximum Offering amount is sold (such earliest date, the “Termination Date”). If, at the Initial Closing, the Company has sold less than the maximum offered Units, then the Company will hold one or more additional closings for additional sales of Units (“Additional Closing”), up to the maximum number of offered Units until the Termination Date. Following the Initial Closing, the Company and the Agent will consider various factors in determining the timing of any Additional Closings, including amount of proceeds received at the Initial or any subsequent Closing, the level of additional valid subscriptions received after the Initial Closing, and the eligibility of additional investors under applicable laws.

Until the Company achieves the minimum Offering Amount, and for each subsequent Additional Closing, the proceeds for the Offering will be kept in an escrow account. Upon each closing, the proceeds from the Offering will be disbursed to the Company and the associated Units will be issued to investors. If the Offering does not close, the proceeds for the Offering will be promptly returned to investors, without deduction and without interest. A subscriber in the Offering has no right to a return of their funds before the closing of the Offering once a subscriber has executed the Offering and subscription documents in connection with this Offering. Wilmington Trust, N.A. is expected to serve as the escrow agent in connection with this Offering.

Prior to this Offering, there has been no public market for the Common Stock or Warrants. The Company intends to apply to list the Common Stock and Warrants on [______] under the symbols “[____]” and “[_____]”, respectively, following the termination of this Offering.

The Company has engaged Oberon Securities, LLC as the agent (the “Agent”) to offer Units to prospective investors in the United States and in jurisdictions where such offers and sales are permitted. The Company will compensate the Agent for its efforts pursuant to the terms of a placement agency agreement, a copy of which is an exhibit to this offering statement in which this offering circular has been filed with the SEC. For more information regarding the Agent and compensation received by the Agent in connection with the Offering, see “Plan of Distribution”.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

The Common Stock and Warrants of which the Units consist are speculative securities. Investing in such securities involves significant risks. You should invest in such securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page [5].

	Price to public (1)	Placement agent discounts and commissions (2)	Proceeds to issuer (3)
Per Unit	$3.50	$0.245	$3.255
Total Minimum	$4,000,000	$280,000	$3,720,000
Total Maximum	$7,000,000	$490,000	$6,510,000

____________________

(1) Does not include the offering price of Units that the Agent has the option to purchase in connection with its over-subscription allowance. See “Plan of Distribution – Over-Subscription Allowance”.

(2) The Company has agreed to reimburse the Agent for certain of its expenses. In addition, the Company has agreed to pay the Agent a warrant solicitation fee equal to 5% of the exercise price of the Warrant for each exercise of Warrants solicited by the Agent. Please refer to the section entitled “Plan of Distribution” in this offering circular for additional information regarding total compensation for the Agent.

(3) The Company estimates that its total Offering expenses, including the Agent’s discount and commissions, will be approximately $394,535, assuming the minimum Offering amount is sold, and $604,535, assuming the maximum Offering amount is sold ($706,000 if the Agent exercises its over-subscription allowance). The Company has granted the Agent an option to sell on a best efforts basis an over-subscription allowance of up to 300,000 Units, representing an additional 15% of the maximum Offering amount. In order for the option to become exercisable, the Company must have sold the maximum Offering amount. Once exercised, this option will remain open for thirty (30) days. See “Plan of Distribution”.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This offering circular is following the disclosure format of Part II of Form 1-A.

Digital Social Retail, Inc.

205 E. 42nd St.

New York, NY 10017

(800) 236-6610

www.digitalsocialretail.com

The information contained on the Company’s website is not incorporated by reference into this offering circular, and you should not consider information contained on the Company’s website to be part of this offering circular.

The date of this offering circular is [_______], 2017

The Company is offering to sell, and seeking offers to buy, its securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. The Company has not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of the Company’s securities. Neither the delivery of this offering circular nor any sale or delivery of the Company’s securities shall, under any circumstances, imply that there has been no change in the Company’s affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this offering circular, unless the context indicates otherwise, references to the “Company” refer to the activities of and the assets and liabilities of the business and operations of Digital Social Retail, Inc. Throughout this offering circular, unless the context requires otherwise, references to “Common Stock” are to the common stock, par value $0.001 per share, that the Company has outstanding as of the date of this offering circular.

Some of the statements in this offering circular constitute forward-looking statements. These statements relate to future events or the Company’s future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause the Company’s actual transactions, results, performance, achievements and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this offering circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating the Company’s forward-looking statements. These which factors include, among other things:

●	National, international and local economic and business conditions that could affect the Company’s business;

●	Markets for the Company’s products and services;

●	The Company’s cash flows;

●	The Company’s operating performance;

●	The Company’s financing activities;

●	The Company’s tax status;

●	Industry developments affecting the Company’s business, financial condition and results of operations;

●	The Company’s ability to compete effectively; and

●	Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations.

Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in the Company’s forward-looking statements will be attained or that deviations from them will not be material and adverse. The Company undertakes no obligation, other than as maybe be required by law, to re-issue this offering circular or otherwise make public statements in order to update its forward-looking statements beyond the date of this offering circular.

SUMMARY

The following summary highlights selected information contained in this offering circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in the Units or the securities constituting them. You should carefully read the entire offering circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this offering circular on page 5, before making an investment decision.

The Business of the Company

Overview

Digital Social Retail, Inc., a Delaware corporation (the “Company”), was formed on September 18, 2014 and began operations in January 2015. The Company also conducts business through its website (www.digitalsocialretail.com). The Company is an operator and provider of a digital convergence platform (the “Platform”) that runs proprietary cloud-based software called “Social Retail” (the “Software”). Through the Platform, the Company’s clients, which include businesses, organizations, schools and technologically advanced, or “smart”, cities, can use the Software to manage marketing campaigns from a single location in real time. The Software is a form of convergence software that enables the Company’s clients to manage in real time the proximity marketing and communication campaigns of all of their stores or locations from a single computer or device. Using the Platform, the Company’s clients can seamlessly update all their screens or mobile push notifications with new content, videos, images and text. Regardless of whether a client has one screen on which to advertise its product, or one thousand, these can be managed all from one computer. Just as the Internet of Things (IoT) describes the internetworking of physical devices, buildings and other items using embedded electronics, software or other sensors to enable these objects to collect and exchange data, the Platform and Software connects shops, banks, cities, towns, universities, transportation hubs, real estate firms and restaurants to their target audiences. Together with hardware devices manufactured by third party vendors, the Company’s products and services provide its clients with the ability to efficiently deliver tailored content and information to consumers.

The Platform is a powerful, browser-based user-friendly interface that runs the Software, which enables chain retailers and other venues (such as cities, university campuses, transportation hubs and real estate locations) to manage in real time the proximity marketing and communication campaigns of all of their stores or locations from a single computer. Using the Platform, which features a drag-and-drop interface, the Company’s clients are able to manage all social, mobile and in-site media beacon proximity messaging, in store digital signage and audio, as well as connect customers with a client’s specific loyalty program through the Platform.

The Software and hardware enables the Company’s clients to combine connector technology and digital signage to create a more effective marketing tool. The Company’s services can generally be categorized as the combination of a four integrated components, each of which could be utilized by clients individually or in combination to more efficiently target communications and market products and services. The Company believes that in today’s world, where everyday objects are evolving to become further interconnected to individuals and other objects via embedded Internet-connected technology, it can provide its clients with added value.

●	Social Retail Connectors: Connectors are sensors embedded within a device that can interact with mobile or other devices using low-energy Bluetooth® signals (Bluetooth Low Energy (BLE) signals). The Company offers proximity-based connectors (which are manufactured by third party suppliers), that are capable of providing content, such as a coupon, public safety message or a flash sale or discount message, to customers when they are inside, or nearby, a client’s physical location to attract or retain foot-traffic. The Company offers a variety of different types of connectors to meet the location needs of its clients. The Company’s clients can broadcast their marketing campaigns and push time-sensitive special offers to customers or passers-by. The Company’s Social Retail mobile application, which is accessible on iPhone and Android mobile devices allow end-users (its clients’ customers) to receive proximity-based notifications on such devices. The Company also provides its clients with the option to integrate the Social Retail application into their own mobile applications.

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●	Digital Signage: The Company offers digital signs that provide its clients with the ability to seamlessly update any and all of their screens with new content, videos, images and text. Using the Platform, clients are able to manage the content of their screens from one centralized, remote customer management system (CMS) screen. The Software and Platform is compatible with Samsung SMART Signage Platform (SSP) screens and LG screens, which are manufactured by affiliates of Samsung Electronics Co., Ltd. (“Samsung”) and LG Electronics Inc. (“LG”), respectively, and from whom the Company purchases its physical screens.

●	Bluetooth® and Wi-Fi Technology: The Company’s clients can push notifications to customer devices using its Social Retail Connectors and digital signage via Bluetooth® and Wi-Fi technology without the need for a mobile application, which provides businesses, customers and nearby foot-traffic with fast and free Internet and device connectivity. The Company provides its clients with Wi-Fi technology and assists them with the installation process upon request. The digital signage can be displayed through mobile screen messaging triggered by BLE beacons communicating with mobile devices running Bluetooth®.

●	Analytics: Using the technology above, the Company’s Social Retail Analytics tool tracks consumer and user data generated by their activities, so its clients can evaluate and optimize their digital marketing and proximity communication campaigns. Among other things, this analytical tool can track the number of notifications sent & opened, the average time a customer spends in a store, the locations with the heaviest foot traffic, the amount of subscribers in a loyalty program and the average cost of the items in a customer’s online shopping cart. The tool also provides real-time updates on this information and can be adjusted to display results over a customized range of dates.

The Company markets its Software in two ways: (i) by means of an interface that is sold via an SaaS (Software as a Service) online business model, under which the Company sells its Software online (either as a monthly or yearly subscription), and (ii) through a direct salesforce that markets the Company’s products and services to larger corporate accounts in several industries. The Company’s client base includes small and medium size businesses in the medical, smart city, retail, education, sports, restaurant, hospitality and real estate industries. The Company sells connectors or beacons and screens through direct sales, and online through its website, ibeaconstore.com and on Amazon.com.

Holosfind S.A.

Holosfind S.A., a société anonyme organized in France and the Company’s parent (f/k/a Referencement.com) (“Holosfind”), is a digital marketing agency located in Paris, France, and founded by the Company’s current President, Chief Executive Officer and director, Sylvain Bellaïche, in 1996. Holosfind is publicly traded on Euronext. The Company’s Secretary, Treasurer, Chief Financial Officer and director, Pierre Martin, also serves as Vice President and director of Holosfind. Holosfind’s business is and has always been to generate advertising foot traffic for its clients and supply digital real estate, such as websites, social media handles and other free social networking programs. Currently, Holosfind’s primary business purpose is to market and distribute the products and services of the Company to prospects and customers of the Company in Europe. As part of Mr. Bellaïche’s and Mr. Martin’s duties in their roles at Holosfind, they each devote substantially all of their business time to the Company, either by working directly for the Company in the U.S., or by working for Holosfind to distribute the Company’s products and services. Prior to the Company’s inception until September 2014, Holosfind developed the proprietary technology behind the Software and Platform. Currently, Holosfind owns the Platform and the intellectual property rights in the Software used to run the Platform. The Company understands that Holosfind intends to transfer such intellectual property rights to the Company in the near future. Since the date that the Company began operations in January 2015, it has to date relied substantially on Holosfind and Holosfind Corp., Inc., a Delaware corporation and wholly-owned subsidiary of Holosfind (“Holosfind Corp.”), for logistical, personnel and general management support. See “Description of Business – Overview – Service Agreements” and “Interest of Management and Others in Certain Transactions – Service Agreements”. The Company also relies on Holosfind and Naïa, a société par actions simplifiée organized in France and the Company’s wholly-owned subsidiary (“Naïa”), to distribute its Software and the Company’s other products and services in Europe. See “Interest of Management and Others in Certain Transactions – Service Agreements”. Prior to the Offering, Holosfind beneficially owned 58.25% of the shares of outstanding Common Stock. After the Offering, Holosfind will beneficially own 32.37% of the shares of outstanding Common Stock, if the minimum Offering amount is sold, and 26.31% of the shares of outstanding Common Stock, if the maximum Offering amount is sold (assuming no exercise of the Agent’s over-subscription allowance and the minimum Offering amount is issued upon the Initial Closing). The foregoing reflects the shares of Common Stock required to be transferred from Holosfind to MG Partners II Ltd. and assumes no exercise of any warrants. Mr. Bellaïche holds an approximate 40% interest in Holosfind. See “Security Ownership of Management and Certain Security Holders.”

Company Information

The Company’s principal executive office is located at 205 East 42nd Street, New York, NY 10017, and the Company’s telephone number is (800) 236-6610. The Company’s website address is www.digitalsocialretail.com. The information available on or through the Company’s website is not a part of this offering circular. In making an investment decision regarding whether to purchase the Units pursuant to this Offering, you should only consider the information contained in the Company’s offering statement and offering circular, as well as other information contained in the exhibits to the offering statement in which this offering circular has been filed with the SEC. The Company does not currently have any direct employees, but obtains staffing pursuant to the Holosfind Corp. Service Agreement. See “Description of Business – Overview – Service Agreements” and “Interest of Management and Others in Certain Transactions – Service Agreements”.

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The Offering

Issuer	Digital Social Retail, Inc.

Securities	A minimum of $4,000,000 (1,142,858 Units) and a maximum of $7,000,000 (2,000,000 Units), each Unit consisting of one share of Common Stock and one Warrant. Each Warrant entitles its holder to purchase one share of Common Stock at a price of $4.20 per share, subject to adjustment as described in this offering circular. The above information does not include the Agent’s over-subscription allowance of up to an additional 300,000 Units, exercisable only if the maximum number of Units is sold.

Price per Unit	$3.50

Over-Subscription Allowance

In the event that the Company sells the maximum amount of Units, the Agent has an option for a period of thirty (30) days to purchase up to an additional 300,000 Units.

Unless otherwise indicated, the information presented in this offering circular assumes that the Agent’s over-subscription allowance will not be exercised.

Offering Type	An offering of Units, consisting of Common Stock and Warrants, by the Company pursuant to Tier 2 of Regulation A, as promulgated under the Securities Act of 1933, on a min-max basis.

Duration of the Offering	This Offering may continue until one (1) year from the Qualification Date, subject to extension for up to thirty (30) days with the mutual agreement of the Company and the Agent, as defined below, provided that, if the Company has received and accepted subscriptions for the minimum number of offered Units on or before the period ending one (1) year from the Qualification Date, or the end of the thirty (30) day extension, if exercised, then the Company will close on the minimum Offering amount (the “Initial Closing”) and this Offering will continue until the earlier of (i) the date which is 120 days after the Initial Closing, (ii) with the mutual agreement of the Company and the Agent, a date which is less than 120 days after the Initial Closing in order to coordinate with the commencement of trading of Common Stock and Warrants or (iii) the date on which the maximum Offering amount is sold (such earliest date, the “Termination Date”). If, at the Initial Closing the Company has sold less than the maximum offered Units, then it will hold one or more additional closings for additional sales of Units (“Additional Closing”), up to the maximum number of offered Units until the Termination Date; See “Plan of Distribution” and “Securities Being Offered.”

Proposed U.S. listing	The Company intends to apply to list its Common Stock and Warrants on [______] operated by [_____] under the symbols “[____]” and “[_____]”, respectively, and anticipates quotation on [_____] to begin following the termination of this Offering.

Limitations on Your Investment Amount

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A, which states:

“In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser’s:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§230.501)); or

(2) Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.”

For general information on investing, the Company encourages you to refer to www.investor.gov.

Use of Proceeds	The Company intends to use the proceeds of this Offering to fund its general operations and working capital needs. See “Use of Proceeds”.

Terms of the Warrants	Each Warrant included in the Units will expire three (3) years from the date of the Initial Closing and will be exercisable at any time on and after issuance to purchase one share of Common Stock at an exercise price of $4.20 per share, subject to adjustment thereunder.

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Shares of Common Stock Outstanding before the Offering	2,575,001

Shares of Common Stock Outstanding after the Offering	3,717,859 (if the minimum amount of Units offered are sold) 4,575,001 (if the maximum amount of Units offered are sold and assuming no exercise of the over-subscription allowance)

Warrants Outstanding before the Offering	0

Warrants Outstanding after the Offering

1,142,858 (if the minimum amount of Units offered are sold)

2,000,000 (if the maximum amount of Units offered are sold and assuming no exercise of the over-subscription allowance). In addition, the Company has agreed to grant the Agent a warrant to purchase additional Units equal to five percent (5%) of the Units sold in the Offering. If the minimum number of Units is sold, the Agent will receive a warrant to purchase 57,143 Units and if the maximum number of Units is sold, the Agent will receive a warrant to purchase 100,000 Units (assuming the Agent’s over-subscription allowance is not exercised). See “Plan of Distribution”.

Certain U.S. Federal Income Tax Considerations

The acquisition of a Unit should be treated for U.S. federal income tax purposes as the acquisition of one share of Common Stock and one Warrant to acquire one share of Common Stock. Shares of Common Stock will be treated as stock of the Company for U.S. federal income tax purposes. Please see “Risk Factors -- Material U.S. Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations.” Before deciding whether to invest in the Company’s securities, you should consult your tax advisor regarding possible tax consequences.

Risk Factors	The Common Stock and Warrants of which the Units consist are speculative securities. Investing in them involves significant risks. You should invest in them only if you can afford a complete loss of your investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding whether to invest.

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RISK FACTORS

The investment described herein is highly speculative and involves a high degree of risk of loss of all or a material portion of an investor’s entire investment. Prospective investors should give careful consideration to the following actual and potential risk factors and conflicts of interest in evaluating the merits and suitability of an investment in the Company. The risks and conflicts set forth below are not the only risks and conflicts involved in an investment in the Company. You should carefully consider the following risk factors as well as other information contained in the Company’s offering statement, this offering circular and the exhibits to the offering statement in which this offering circular has been filed with the SEC, before deciding to make an investment in the Company.

Risks Related to the Company’s Business and Industry

The Company has a limited operating history upon which you can evaluate its performance, and accordingly, the Company’s prospects must be considered in light of the risks that any new company encounters.

The Company was incorporated under the laws of Delaware on September 18, 2014. Accordingly, it has limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the inception of a business, operation in a competitive industry, and the continued development of advertising, promotions, and a corresponding client base. The Company anticipates that its operating expenses will increase for the near future. There can be no assurances that the Company will ever operate profitably. You should consider the Company’s business, operations and prospects in light of the risks, expenses and challenges faced as an early-stage company.

The Company has not yet generated sufficient revenues from its operations to fund its activities and are therefore dependent upon external sources for financing its operations. To date, the Company has depended substantially on Holosfind and Holosfind Corp. to fund its operations pursuant to a service benefits agreement, effective as of January 1, 2016, between the Company and Holosfind (the “Holosfind Service Agreement”) and a management service agreement, effective as of January 1, 2015, between the Company and Holosfind Corp. (the “Holosfind Corp. Service Agreement”), respectively, and there is a risk that the Company, Holosfind or Holosfind Corp. may be unable to obtain the financing, on acceptable terms or at all, necessary to continue the Company’s operations.

The Company may encounter limitations on the effectiveness of its internal controls and a failure of its internal controls to prevent error or fraud may harm the Company’s business and holders of Units and the securities constituting them.

Because the Company depends on Holosfind and its affiliates to provide it with personnel and for the conduct of a significant portion of the Company’s administrative operations, the Company may encounter limitations on the effectiveness of its internal controls over financial reporting, public disclosures and other matters. For example, as a result of the Company’s staffing, its processing of financial information may suffer from a lack of segregation of duties, such that journal entries and account reconciliations are not reviewed by someone other than the preparer. If the Company encounters limitations on the effectiveness of its internal controls and is unable to remediate them, the Company may not be able to report its financial results accurately, prevent fraud or file its periodic reports as a public company in an accurate, complete and timely manner. This could harm the Company’s business and the holders of Units and the securities constituting them.

The Company is not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

As an issuer of securities under Regulation A, the Company does not expect to be required to assess the effectiveness of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. In addition, the Company’s independent registered public accounting firm has not assessed the effectiveness of its internal control over financial reporting and will not as a result of this Offering be required to assess the effectiveness of its internal control over financial reporting. As a result of the foregoing, for the foreseeable future, there will not be any attestation from the Company or its independent registered public accounting firm concerning the Company’s internal control over financial reporting. As a result, there can be no assurance that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial controls. The Company expects to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

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The Company has not yet developed any significant revenue streams in marketing, syndication or consumer subscriptions. Any or all of these revenue streams may not successfully materialize.

The Company has not yet developed any significant revenue streams. The Company may not be able to commercialize its brand advertising business model and scale it effectively. In addition, prevailing rates for advertising may fluctuate in ways that are unfavorable to the Company. Moreover, the Company may not be successful in acquiring new advertisers. The other revenue streams the Company anticipates developing, including syndication and consumer subscription services, are yet to be developed and are uncertain in their timing and size.

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to the Company’s success. These demands may require the Company to hire additional personnel and will require its existing management personnel to develop additional expertise. The Company faces intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could delay or halt the development and commercialization of the Company’s product candidates, including its “Social Retail” software. If the Company experiences difficulties in hiring and retaining personnel in key positions, it could suffer from delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. The Company’s consultants and advisors may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to the Company.

The development and commercialization of the Company’s “Social Retail” software platform is highly competitive.

The Company faces competition with respect to any products that it may seek to develop or commercialize in the future. The Company’s competitors include major companies worldwide. Some of the Company’s competitors have significantly greater financial, technical and human resources than it has and superior expertise in research and development and marketing and thus may be better equipped than the Company to develop and commercialize proximity marketing solutions. These competitors also compete with the Company in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Company’s competitors may commercialize products more rapidly or effectively than the Company is able to, which would adversely affect the Company’s competitive position, the likelihood that the Company’s Social Retail software platform will achieve initial market acceptance and the Company’s ability to generate meaningful additional revenues from its products.

As a seller of specialty hardware which makes up part of the Company’s products, including beacon connectors and smart screens, the Company’s business depends on developing and maintaining close and productive relationships with its third party manufacturers.

The Company depends on its third party manufacturers to sell it quality hardware products at favorable prices. Many factors outside the Company’s control, including, without limitation, raw material shortages, inadequate manufacturing capacity, labor disputes, transportation disruptions or weather conditions, could adversely affect the Company’s third party manufacturers’ ability to deliver to the Company quality products at favorable prices in a timely manner. Furthermore, financial or operational difficulties with a particular third party manufacturer could cause such manufacturer to increase the cost of the products or decrease the quality of the products the Company purchase from it. Manufacturer consolidation could also limit the number of suppliers from which the Company may purchase products and could materially affect the prices the Company pays for these products. The Company would suffer an adverse impact if its third party manufacturers limit or cancel the return privileges that currently protect the Company from inventory obsolescence. Additionally, as of the date hereof, other than purchase orders relating to the delivery of certain hardware, the Company has not entered into executed written contracts with the Company’s suppliers, including one or more of its major suppliers. The omission of many, if not all, of the restrictive provisions that are usually contained in traditional supply agreements reduces the means available to the Company to enforce a supplier’s obligations to provide the Company with hardware it requires and perform under the agreement. The absence of contracts with the Company’s suppliers, which may typically include confidentiality and intellectual property ownership and protection obligations, also poses a risk of intellectual property theft and misappropriation.

6

The Company relies on its strategic third parties, as well as its affiliates, to deploy and promote the Platform, Software and technology in the U.S. and in Europe.

Development of the Company’s brand will depend largely on the success of its strategic third parties and affiliates in promoting the Company’s products and services in the U.S. and abroad, as well as providing the Company’s clients with a high quality experience for users of its technology, which cannot be assured. The Company expects its strategic third parties and affiliates to devote significant resources to the promotion and marketing of the Company’s technology, which is important to promote user adoption and acceptance of its technology. To the extent that the Company’s strategic third parties or affiliates do not promote and market its technology or are ineffective in doing so, the Company’s efforts to gain broad market acceptance will be materially adversely affected.

The Company may encounter difficulties in establishing or maintaining strategic relationships.

The Company intends to expand its operations and market presence by entering into significant additional agreements or other strategic relationships with third parties. Each relationship will involve risks commonly encountered in such relationships, which include, among others:

●	the difficulty of implementing the relationship;

●	the potential disruption of the Company’s ongoing business;

●	the potential inability of the Company’s management to maximize its financial and strategic position in the relationship;

●	additional operating losses and expenses associated with implementing the terms of the relationship;

●	the maintenance of uniform standards, controls and policies; and

●	the possible impairment of relationships with existing partners, employees or clients.

The Company operates in several parts of the world (principally the United States, France and Israel) and currently serves customers in the U.S and in Europe through the Company’s online stores.

The Company expects that a substantial portion of its future revenue may be attributable to sales outside the U.S. The Company’s operations are therefore subject to the effects of global competition and geopolitical risks. They are also affected by local economic environments, including inflation, recession, currency volatility and actual or anticipated default on sovereign debt. Political changes, some of which may be disruptive, can interfere with the Company’s supply chain, its customers and all of its activities in a particular location. While some of these global economic and political risks can be hedged using derivatives or other financial instruments and some are insurable, such attempts to mitigate these risks are costly and not always successful, and the Company’s ability to engage in such mitigation may decrease or become even more costly as a result of more volatile market conditions.

The Company’s success depends on the experience and skill of its board of directors, executive officers and key employees of Holosfind Corp.

In particular, the Company is dependent on each of Sylvain Bellaïche, Pierre Martin, and Barry Stone who are respectively, (i) President, Chief Executive Officer and a director, (ii) Secretary, Treasurer, Chief Financial Officer and a director, and (iii) Director of Marketing of the Company. The Company intends to enter into employment agreements with each of Sylvain Bellaïche and Pierre Martin, although there can be no assurance that it will do so. The Company has entered into the Holosfind Service Agreement and the Holosfind Corp. Service Agreement, pursuant to which Holosfind and Holosfind Corp. shall provide personnel to the Company, among other services. In connection with the Holosfind Corp. Service Agreement, Holosfind Corp. entered into an employment agreement with Barry Stone, pursuant to which Mr. Stone shall be responsible for marketing the Company’s products and services, although there can be no assurance that Mr. Stone will continue to be employed by Holosfind Corp. for a particular period of time. No employees have been hired to work for the Company pursuant to the Holosfind Service Agreement. The loss of any of Sylvain Bellaïche, Pierre Martin and Barry Stone, could harm the Company’s business, financial condition, cash flow and results of operations. Mr. Martin spends substantially all of his business time working for the Company and Mr. Stone spends all of his business time working for the Company. Mr. Bellaïche currently spends a majority of his business time working for the Company. However, Mr. Bellaïche has committed to spend all of his business time working for the Company upon the completion of this Offering.

7

The Company relies on various intellectual property rights, including trademarks, in order to operate its business, and its intellectual property rights are limited.

Holosfind has intellectual property rights in the Software used to run the Platform. The registered trademark to the “Social Retail” logo mark is currently owned by the Company’s Chief Executive Officer individually, not by the Company. The Company’s federally registered rights in the logo mark do not include a claim to the right to use “Social Retail” and “A Digital Convergence Platform” apart from the logo mark as shown in that logo mark. Others may seek to use the “Social Retail” name to describe their goods and services and the Company may not have sufficiently strong rights to prevent others from using those names. In addition, in the event that Mr. Bellaïche terminates his relationship with the Company or otherwise exercises a right to limit the use by the Company of such logo mark, the Company may not be able to rely on and exploit the intellectual rights associated with the Company’s “Social Retail” logo mark, Either of these events could have a material adverse effect on the Company’s business and on the holders of Units and the securities constituting them.

The Company has limited intellectual property rights. The Company also has limited intellectual property rights in the beacons and connectors it sells. The Company’s intellectual property rights may not be sufficiently broad or otherwise may not provide it with a significant competitive advantage or be able to prevent others from competing with it. In addition, the steps that the Company has taken to maintain and protect the intellectual property on which it relies may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. The Company’s failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect such intellectual property or detect or prevent circumvention or unauthorized use of such intellectual property, could adversely impact the Company’s competitive position and results of operations. Holosfind Corp. has attempted to include nondisclosure and noncompetition clauses in employment agreements between Holosfind Corp. and its employees that work for the Company to protect, in part, trade secrets and other intellectual property rights, and the Company intends to include such clauses in future agreements with any employees that it or Holosfind Corp. hires in the future. These agreements may not have been consistently executed. Even when executed, there can be no assurance that these agreements will adequately protect the Company’s trade secrets and secure and protect Company intellectual property rights and will not be breached, that the Company will have adequate remedies for any breach, that others will not independently develop substantially equivalent software and hardware, or that third parties will not otherwise gain access to the Company’s trade secrets or intellectual property rights.

As the Company expands its business, protecting the intellectual property on which it relies will become increasingly important. The protective steps that the Company has taken may be inadequate to deter its competitors from using its trade secrets or intellectual property rights. The Company may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against the Company with or without provocation. These lawsuits could be expensive, take significant time and could divert the Company’s management’s attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which the Company operates is still evolving and, consequently, intellectual property positions in its industry are generally uncertain. The Company cannot assure you that it will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

8

The Company relies heavily on technology and intellectual property related to the Platform and Software, but it may be unable to adequately or cost-effectively prevent the unauthorized use of such technology or intellectual property, thereby weakening the Company’s competitive position and increasing operating costs.

The Company may not be able to effectively take steps to prevent misappropriation of technology or assets that it uses or prevent others from competing with the Company. The efforts the Company has taken to protect such technology or assets may not be sufficient or effective, and unauthorized parties may copy aspects of the Company’s services, use similar marks or domain names, or obtain and use information, marks, or technology. The Company may have to litigate to prevent such unauthorized uses, to protect the Company’s trade secrets, or to determine the validity and scope of others’ proprietary rights, which are sometimes not clear or may change. Litigation can be time consuming and expensive, and the outcome can be difficult to predict.

If the Company is unable to protect the technology, information, processes and know-how on which it relies, the value of the Company’s solutions may be diminished, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company relies significantly on proprietary technology, information, processes and know-how that are not subject to patent or copyright protection. The Company seeks to protect this information through trade secret or confidentiality provisions in agreements with other parties, as well as through other security measures. These agreements and security measures may be inadequate to protect the intellectual property on which the Company relies or deter its misappropriation. Misappropriation of such intellectual property by third parties, or any disclosure or dissemination of the Company’s business intelligence by any means, could undermine competitive advantages it currently derives or may derive therefrom. Any of these situations could result in the Company expending significant time and incurring expense to enforce intellectual property rights. If the protection of such intellectual property is inadequate to prevent unauthorized use or misappropriation by third parties, the value of the Company’s solutions, brand and other intangible assets may be diminished and competitors may be able to more effectively offer solutions that have the same or similar functionality as the Company’s solutions, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

From time to time, third parties may claim that one or more of the Company’s products or services infringe their intellectual property rights.

Any dispute or litigation regarding patents or other intellectual property could be costly and time-consuming due to the complexity of the Company’s technology and the uncertainty of intellectual property litigation and could divert the Company’s management and key personnel from its business operations. A claim of intellectual property infringement could force the Company to enter into a costly or restrictive license agreement, which might not be available under acceptable terms or at all, could require the Company to redesign its products, which would be costly and time-consuming, and/or could subject the Company to an injunction against development and sale of certain of its products or services. The Company may have to pay substantial damages, including damages for past infringement if it is ultimately determined that its product candidates infringe a third party’s proprietary rights. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against the Company could cause its business to be harmed. The Company may not be able to assert a counterclaim, or negotiating a license, in response to a claim of intellectual property infringement. In certain of the Company’s businesses it relies on third party intellectual property licenses and the Company cannot ensure that these licenses will be available to it in the future on favorable terms or at all.

9

The Company has engaged in certain transactions with related persons.

The Company has entered into the Holosfind Service Agreement and the Holosfind Corp. Service Agreement with Holosfind and Holosfind Corp., respectively, pursuant to which each of Holosfind and Holosfind Corp. shall provide personnel to the Company, among other services. See “Description of Business – Overview – Service Agreements” and “Interest of Management and Others in Certain Transactions – Service Agreements”. There can be no assurance that the terms of the foregoing agreements are as favorable to the Company as might be obtainable from unaffiliated third parties. In addition, the Company has been, and may continue to be following the Offering, dependent upon Holosfind and Holosfind Corp. for the provision of the services provided under the service agreements. Holosfind and Holosfind Corp. are significant stockholders of the Company and are controlled by the certain of the executive officers of the Company. The Company’s Chief Executive Officer and President, Sylvain Bellaïche, owns directly or indirectly approximately 40% of Holosfind.

The Company is a party to various agreements with Holosfind and MGP II.

In 2015, the Company and Holosfind entered into an investment agreement (the “Investment Agreement”) and certain other agreements with an unaffiliated party, MG Partners II Ltd., a limited liability company incorporated under the laws of Gibraltar (“MGP II”), pursuant to which the Company issued 75,000 shares of Common Stock to Holosfind, and the Company and Holosfind agreed to certain other arrangements with MGP II. In connection with these arrangements, Holosfind issued $1,000,000 of bonds to MGP II and secured the obligation by granting MGP II a security interest in its shares of Common Stock of the Company and rights to its other interests in the Company pursuant to a pledge agreement (the “Pledge Agreement”). In 2016, MGP II commenced a lawsuit against Holosfind alleging that Holosfind had defaulted under the bonds and breached the terms of the Investment Agreement. Pursuant to a forbearance agreement entered into among the Company, Holosfind and MGP II (as amended) (the “Forbearance Agreement”), MGP II agreed to forbear from exercising its rights under the Investment Agreement until September 15, 2017 and Holosfind and the Company agreed, upon the Initial Closing or the listing of the Common Stock on an eligible exchange market, to pay MGP II $1.3 million and to deliver MGP II shares of Common Stock such that MGP II would own 9.99% of the issued and outstanding Common Stock on a fully-diluted basis. Upon fulfillment by the Company and Holosfind of their respective obligations under the Forbearance Agreement, all of the obligations of the Company and Holosfind under the Investment Agreement will be considered satisfied. Pursuant to an agreement between the Company and Holosfind, dated June 23, 2017, Holosfind has agreed to be responsible for the payment of the $1.3 million and to transfer to MGP II the Common Stock required to be delivered to MGP II pursuant to the Forbearance Agreement.

In the event of the Company’s or Holosfind’s failure to comply with the terms of the Forbearance Agreement, MGP II can declare a default and pursue applicable remedies against the Company and Holosfind. Any such default could have a material adverse effect on the Company and Holosfind, and may impair Holosfind’s ability to provide services to the Company. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” and “Interest of Management and Others in Certain Transactions”.

A significant portion of the Company’s operations have been conducted with the assistance of, including the financial assistance of, the Company’s parent, Holosfind, and its subsidiaries.

The Company is dependent on the continued support of its parent, Holosfind, and its subsidiaries. A significant portion of the Company’s operations has been and will continue to be conducted with the assistance of, including the financial assistance of, Holosfind and Holosfind Corp. pursuant to the Holosfind Service Agreement and the Holosfind Corp. Service Agreement, respectively. Therefore, risks regarding the Company’s operations and financial condition are also subject to the risk that Holosfind or its affiliates may reduce their operational or financial support. If the Company fails to generate sufficient sales or is unable to receive cash receipts quickly enough and on a continuing basis, Holosfind or Holosfind Corp. may be unwilling or unable to continue assisting the Company operationally or financially. If Holosfind or Holosfind Corp. are unable to perform any of the services they are required to perform under the Holosfind Service Agreement and the Holosfind Corp. Service Agreement, due to financial difficulty or otherwise, the Company may be forced to assume all of its management and administrative tasks and thereby incur additional expenses. In such cases, the Company may be forced to significantly delay, scale back or discontinue its operations. As the Company aggressively builds its marketing, distribution, product development, compliance and other administrative functions, it expects to rely heavily on Holosfind and Holosfind Corp. to provide cash to sustain its operations pursuant to the Holosfind Service Agreement and the Holosfind Corp. Service Agreement. Under such agreements, Holosfind and Holosfind Corp. provide a significant portion of the Company’s operations in exchange for a cash fee. See “Description of Business – Overview – Service Agreements”.

In order to support the Company’s projected operating expenses for the next 12 months, the Company, Holosfind or Holosfind Corp. may need to raise additional capital. Such financing may be expensive and time-consuming to obtain and there may not be sufficient investor or commercial interest to enable the Company, Holosfind or Holosfind Corp. to obtain such funds on attractive terms or at all.

10

Maintaining, extending and expanding the Company’s reputation and brand image are essential to the Company’s business success.

The Company seeks to maintain, extend, and expand its brand image through marketing investments, including advertising and customer promotions, and product innovation. Increasing attention on marketing could adversely affect the Company’s brand image. It could also lead to stricter regulations and greater scrutiny of marketing practices. Existing or increased legal or regulatory restrictions on the Company’s advertising, customer promotions and marketing, or the Company’s response to those restrictions, could limit its efforts to maintain, extend and expand the Company’s brands. Moreover, adverse publicity about regulatory or legal action against the Company could damage the Company’s reputation and brand image, undermine its customers’ confidence and reduce long-term demand for its products, even if the regulatory or legal action is unfounded or not material to the Company’s operations.

In addition, the Company’s success in maintaining, extending, and expanding the Company’s brand image depends on its ability to adapt to a rapidly changing marketing and technology environment. The Company increasingly relies on social media and online and mobile dissemination of advertising campaigns. The growing use of social and digital media increases the speed and extent that information or misinformation and opinions can be shared. Negative posts or comments about the Company, its brands or its products on social or digital media, whether or not valid, could seriously damage tis brands and reputation. If the Company does not establish, maintain, extend and expand its brand image, then its product sales, financial condition and results of operations could be adversely affected.

Product safety and quality concerns, including concerns related to perceived quality of parts and components, could negatively affect the Company’s business.

The Company’s success depends in large part on its ability to maintain customer confidence in the safety and quality of all its products. The Company has rigorous product safety and quality standards. However, if products taken to market are or become adulterated, the Company may be required to conduct costly product recalls and may become subject to product liability claims and negative publicity, which would cause its business to suffer. In addition, regulatory actions, activities by nongovernmental organizations and public debate and concerns about perceived negative safety and quality consequences of certain parts in the Company’s products may erode customers’ confidence in the safety and quality issues, whether or not justified, and could result in additional governmental regulations concerning the marketing and labeling of the Company’s products, negative publicity, or actual or threatened legal actions, all of which could damage the reputation of the Company’s products and may reduce demand for the Company’s products.

The Company must correctly predict, identify, and interpret changes in consumer preferences and demand, offer new products to meet those changes, and respond to competitive innovation.

Consumer and customer preferences for the Company’s products change continually. The Company’s success depends on its ability to predict, identify, and interpret the tastes and habits of customers and to offer products that appeal to consumer preferences. If the Company does not offer products that appeal to consumers, the Company’s sales and market share will decrease. The Company must distinguish between short-term fads, mid-term trends, and long-term changes in its preferences. If the Company does not accurately predict which shifts in consumer preferences will be long-term, or if it fails to introduce new and improved products to satisfy those preferences, the Company’s sales could decline. In addition, because of the Company’s varied customer base and market segments, the Company must offer an array of products that satisfy the broad spectrum of customer preferences and needs. If the Company fails to expand its product offerings successfully across product categories, or if the Company does not rapidly develop products in faster growing and more profitable categories, demand for the Company’s products could decrease, which could materially and adversely affect the Company’s product sales, financial condition, and results of operations.

In addition, achieving growth depends on the Company’s successful development, introduction, and marketing of innovative new products and line extensions. Successful innovation depends on the Company’s ability to correctly anticipate customer and consumer acceptance, to obtain, protect and maintain necessary intellectual property rights, and to avoid infringing the intellectual property rights of others. Failure to do so could compromise the Company’s competitive position and adversely impact its business.

11

Substantial disruption to production at suppliers manufacturing and distribution facilities could occur.

A disruption in production at the Company’s suppliers manufacturing facilities could have an adverse effect on the Company’s business. In addition, a disruption could occur at the facilities of the Company’s suppliers or distributors. The disruption could occur for many reasons, including fire, natural disasters, weather, water scarcity, manufacturing problems, disease, strikes, transportation or supply interruption, government regulation, cybersecurity attacks or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect the Company’s business and results of operations.

Future product recalls or safety concerns could adversely impact the Company’s results of operations.

The Company may be required to recall certain of its products should they be mislabeled or damaged. The Company also may become involved in lawsuits and legal proceedings if it is alleged that the use of any of its products causes injury, illness or death. A product recall or an adverse result in any such litigation could have an adverse effect on the Company’s business, depending on the costs of the recall, the destruction of product inventory, competitive reaction and consumer attitudes. Even if a product liability or consumer fraud claim is unsuccessful or without merit, the negative publicity surrounding such assertions regarding the Company’s products could adversely affect its reputation and brand image. The Company also could be adversely affected if consumers in its principal markets lose confidence in the safety and quality of its products.

The consolidation of retail customers could adversely affect the Company.

Retail customers, such as retail chains, supermarkets in the Company’s major markets, may consolidate, resulting in fewer customers for the Company’s business. Consolidation also produces larger retail customers that may seek to leverage their position to improve their profitability by demanding improved efficiency, lower pricing, increased promotional programs, or specifically tailored products. In addition, larger retailers have the scale to develop supply chains that permit them to operate with reduced inventories or to develop and market their own white-label brands. Retail consolidation and increasing retailer power could adversely affect the Company’s product sales and results of operations. Retail consolidation also increases the risk that adverse changes in the Company’s customers’ business operations or financial performance will have a corresponding material and adverse effect on the Company. For example, if the Company’s customers cannot access sufficient funds or financing, then they may delay, decrease, or cancel purchases of the Company’s products, or delay or fail to pay the Company for previous purchases, which could materially and adversely affect the Company’s product sales, financial condition, and operating results.

The Company may be unable to manage its growth.

If the Company’s technology gains broad market acceptance, the Company expects to experience rapid and significant growth of its operations, including the number of its employees, especially sales and marketing personnel, the geographic scope of its activities and its service offerings. Any failure to manage growth effectively could harm the Company’s business. The Company may also experience difficulties meeting the public’s demand for its technology and products. The Company cannot assure you that its systems, procedures or controls will be adequate to support the anticipated growth in the Company’s operations.

12

Growth rates higher than planned or the introduction of new products requiring special hardware could create higher demand for hardware greater than the Company can source.

Although the Company believes that there are alternative third party sources available for its key hardware, there can be no assurance that the Company would be able to acquire such hardware from substitute third party sources on a timely or cost effective basis in the event that current suppliers could not adequately fulfill orders, which would adversely affect the Company’s business and results of operations.

The integration of any future acquisitions or sales may be difficult and disruptive.

Although the Company or Holosfind may seek to grow the Company’s business through strategic acquisitions or sales from time to time in the future, neither the Company nor Holosfind has immediate plans or current agreements to acquire or sell any companies or businesses. If the Company acquires or sells companies in the future, however, these acquisitions or sales will be subject to numerous risks commonly encountered in completing and integrating acquisitions and sales, including:

●	diversion of management’s attention from other business concerns, including the implementation of the Company’s business strategy;

●	potential disruption of the Company’s ongoing business;

●	difficulties associated with assimilating technologies, products, personnel and operations;

●	the assumption of known or unknown liabilities in the acquisition; and

●	loss of key personnel of the acquired company or business.

The Company may not successfully overcome these risks or any other problems encountered in connection with any future acquisitions or sales.

The loss of the Company’s third party distributors or suppliers could impair its operations and substantially reduce its financial results.

The Company continually seeks to expand distribution of its products by entering into distribution arrangements with regional and international distributors having established sales, marketing and distribution organizations. Many distributors are affiliated with and manufacture and/or distribute other similar products. In many cases, such products compete directly with the Company’s products. The marketing efforts of the Company’s distributors are important for its success. If the Company’s brands prove to be less attractive to its existing distributors and/or if the Company fails to attract additional distributors and/or the Company’s distributors do not market and promote its products above the products of its competitors, the Company’s business, financial condition and results of operations could be adversely affected.

Distributors may refuse, fail or become unable to make payments to the Company pursuant to its distribution or supply agreements.

The Company’s future success depends in part on the Company receiving payments from the sales of its products and services by distributors with which it contracts or has a relationship, including the Company’s affiliate or third party distributors. A distributor may dispute or may be unwilling or unable to make payments to which the Company is entitled. In such event, the Company may become involved in a dispute with a distributor regarding the payment of such amounts, including possible litigation. Disputes of this nature could harm the relationship between the Company and the distributor and could be costly and time-consuming for the Company to pursue. Additionally, as of the date hereof, the Company has not entered into executed written contracts with its distributors, any of which may choose to cease distributing the Company’s products at any time, including on Amazon.com, which may remove the Company’s products from being sold on its website at any time. The omission of many, if not all, of the restrictive provisions that are usually contained in traditional distribution agreements reduces the means available to the Company to enforce a distributor’s obligations to distribute the Company’s products and services and perform under the agreement, and this may increase the risk that a distributor may not provide the Company’s clients with its products and services as negotiated. Payment defaults by or the insolvency or business failure of, distributors could negatively affect the Company’s business.

13

The Company’s business is substantially dependent upon the awareness and market acceptance of its products and services. A large portion of the Company’s projected revenue will be generated from subscribers to the Platform.

The Company’s business depends on the acceptance of its services and products by both the Company’s end clients as well as recipients of advertising. The Company may be unable to attract or retain potential or current clients, respectively, which could adversely affect the Company’s future revenue. The Company’s business model is relatively new and the Company is often required to spend substantial time and effort educating clients and content providers about the Company’s solutions, including providing demonstrations. It may prove difficult to attract and maintain relationships with potential and current clients, respectively, and increasing the efficiency and rates of return from the Company’s sales processes. Accordingly, any failure to maintain or increase acceptance or market penetration would likely have a material adverse effect on the Company’s revenues and financial results.

Adverse developments with respect to the sale of the Company’s products would significantly reduce its net sales and profitability and have a material adverse effect on its ability to maintain profitability and achieve its business plan.

The following factors, among others, could affect continued market acceptance and profitability of the Company’s products:

●	the introduction of competitive products;

●	changes in consumer perception about proximity marketing services and offers;

●	the level and effectiveness of the Company’s sales and marketing efforts;

●	any unfavorable publicity regarding the Company’s products or similar products;

●	any unfavorable publicity regarding the “Social Retail” brand;

●	litigation or threats of litigation with respect to the Company’s products;

●	the price of the Company’s products relative to other competing products; or

●	regulatory developments affecting the manufacturing, labeling, marketing or use of the Company’s products.

If the Company’s brand or reputation is damaged, the attractive features of its products and services that it believes that it offers may be discounted by potential clients, which could diminish the value of the Company’s business.

The Company believes that it must establish the Social Retail brand as the leading brand name in the Company’s targeted markets in order for its technology and services to be widely adopted by its target client base. Such acceptance will be essential to generate revenues from the Company’s products and services. Brand recognition will become increasingly important as more companies, some with well-established brands, offer competing products and services. The Company expects that it will need to substantially increase its spending on programs and marketing in order to create and perpetuate strong brand loyalty and to ensure that the Company’s technology becomes the market standard. The Company cannot be certain that its efforts will be successful. If the Company’s brand or reputation is damaged for any reason, or if it is no longer able to offer attractive products and services, it could have an adverse effect on the Company’s business and results of operations.

The Company may not be able to adapt to new distribution methods and to changes in consumer behavior resulting from these new technologies.

The Company must successfully adapt to technological advances in its industry, including the emergence of alternative distribution methods for the Company’s products and services. The Company’s ability to exploit new distribution methods and viewing technologies will affect its ability to maintain or grow its business and may increase its capital expenditures. Such changes may impact the revenue the Company is able to generate from its traditional distribution methods. If the Company fails to adapt its distribution methods and content to emerging technologies, the Company’s appeal to its targeted audiences might decline and there would be a materially adverse effect on the Company’s business and results of operations.

14

New technologies may make the Company’s products and services obsolete or unnecessary.

New and emerging technological advances may adversely impact or eliminate the demand for the Company’s products and services. The increasing availability of content on smart devices, the improved video quality of the content on such devices and faster wireless delivery speeds may make individuals less likely to purchase the Company’s services. The Company’s success can depend on new product development. The marketing and communications industry is ever-changing as new technologies are introduced. Advances in technology, such as new video formats, downloading or alternative methods of product delivery and distribution channels, such as the Internet, or certain changes in consumer behavior driven by these or other technologies and methods of delivery, could have a negative effect on the Company’s business. These changes could lower cost barriers for the Company’s competitors desiring to enter into, or expand their presence in, the interactive services business. Increased competition may adversely affect the Company’s business and results of operations.

The Company’s business could be adversely affected if there is a decline in advertising and marketing spending.

A decline in the economic prospects of advertisers or the economy in general could cause current or prospective advertisers to spend less on advertising or spend their advertising dollars in other media and delivery solutions. Advertising expenditures also could be negatively affected by (i) increasing audience fragmentation caused by increased availability of alternative forms of marketing activities; (ii) pressure from public interest groups to reduce or eliminate advertising of certain products; (iii) new laws and regulations that prohibit or restrict certain types of advertisements; and (iv) natural disasters, extreme weather, acts of terrorism, political uncertainty or hostilities, because there may be uninterrupted news coverage of such events that disrupts regular ad placement. In addition, marketers’ and advertisers’ willingness to use the Company’s services and products may be adversely affected by a decline in user, customer, or audience ratings for the Company’s content delivery software.

The Company indirectly derives a portion of its revenues from the sale of advertising, and a decrease in overall advertising expenditures could lead to a reduction in the amount of advertising that companies are willing to purchase and the prices at which they purchase it.

Expenditures by advertisers tend to be cyclical and have become less predictable in recent years, reflecting domestic and global economic conditions. If the economic prospects of advertisers or marketers worsen (due to current economic conditions or otherwise), such conditions could alter advertisers’ spending priorities. Declines in consumer spending on advertisers’ products due to weak economic conditions could also indirectly negatively impact the Company’s revenues, as advertisers may not perceive as much value from advertising if consumers are purchasing fewer of their products or services. As a result, the Company’s revenues from advertisers are less predictable.

Security breaches of confidential customer or user information may adversely affect the Company’s business.

The Company’s business requires the collection, transmission and sometimes retention of large volumes of client and customer user data, including personally identifiable information, in various information technology systems that the Company maintains and in those maintained by third parties with whom the Company contracts to provide services. The integrity and protection of that user data is critical to the Company. The information, security and privacy requirements imposed by governmental regulation are increasingly demanding. The Company’s systems may not be able to satisfy these changing requirements and user expectations, or may require significant additional investments or time in order to do so. A breach in the security of the Company’s information technology systems or those of the Company’s service providers could lead to an interruption in the operation of the Company’s systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss or misappropriation of, or access to the Company’s data or other breach of the Company’s information technology systems could result in fines, legal claims or proceedings.

The Company’s insurance may not provide adequate levels of coverage against claims.

The Company believes that it maintains insurance customary for businesses of the Company’s size and type. However, there are types of losses the Company may incur that cannot be insured against or that the Company believes are not economically reasonable to insure. Such losses could have a material adverse effect on the Company’s business and results of operations.

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The Company’s business could suffer if it is unsuccessful in making, integrating, and maintaining commercial agreements, strategic alliances, and other business relationships.

The Company provides e-commerce and other services to businesses through commercial agreements, strategic alliances, and business relationships. Under these agreements, the Company enables its clients to offer products or services utilizing the Platform and Software. These arrangements are complex and require substantial infrastructure capacity, personnel, and other resource commitments, which may limit the amount of business the Company can service. The Company may not be able to implement, maintain, and develop the components of these commercial relationships, which may include web services, fulfillment, customer service, inventory management, tax collection, payment processing, hardware, content, and third-party software, and engaging third parties to perform services. The Company also may be subject to claims from businesses to which it provides these services if it is unsuccessful in implementing, maintaining, or developing these services.

As the Company’s agreements terminate, it may be unable to renew or replace these agreements on comparable terms, or at all. The Company may in the future enter into amendments on less favorable terms or encounter parties that have difficulty meeting their contractual obligations to it, which could adversely affect the Company’s operating results.

If any of the Company’s e-commerce services agreements or arrangements, other commercial agreements or arrangements, or strategic alliances are terminated, this could cause a disruption of the Company’s ongoing business, including loss of management focus on existing businesses, and could also cause impairment of other relationships and variability in revenue and income, any of which could adversely affect the Company’s business and holders of the Units and the securities constituting them.

The Company may not timely identify or effectively respond to consumer trends or preferences, whether involving physical retail, e-commerce retail or a combination of both retail offerings, which could negatively affect the Company’s relationship with its customers and the demand for the Company’s products and services.

It is difficult to predict consistently and successfully the products and services the Company’s customers will demand. The success of the Company’s business depends in part on how accurately it predicts consumer demand, availability of hardware, the related impact on the demand for existing products and the competitive environment. A critical piece of identifying consumer preferences involves price transparency, assortment of products, customer experience and convenience. These factors are of primary importance to customers and they continue to increase in importance, particularly as a result of digital tools and social media available to consumers and the choices available to consumers for purchasing products online, at physical locations or through a combination of both retail offerings.

If the Company does not continue to source new products and offer new services, its ability to compete will be undermined, and the Company may be unable to implement its business plan.

The Company’s ability to compete in the digital marketing industry and to expand into the traditional retail environment depends to a great extent on its ability to develop or acquire new innovative products. If the Company does not source new products as its existing products mature through their product life cycles, or if the Company does not develop related families of products under its brands, the Company will not be able to implement its business plan, and the value of your investment in the Units may decrease.

The Company’s business and results of operations may be adversely affected if it is unable to maintain its customer experience or provide high quality customer service.

The success of the Company’s business largely depends on its ability to provide superior customer experience and high quality customer service, which in turn depends on a variety of factors, such as the Company’s ability to continue to provide a reliable and user-friendly website interface for its customers, reliable and timely delivery of its products, and superior after sales services. The Company’s sales may decrease if its website services are severely interrupted or otherwise fail to meet its customer requests. Should the Company or its third-party distributor companies fail to provide the Company’s product delivery in a convenient or reliable manner, or if the Company’s customers are not satisfied with its product quality, the Company’s reputation and customer loyalty could be negatively affected. In addition, the Company also depends on its call center and online customer service representatives to provide live assistance to the Company’s customers. If the Company’s call center or online customer service representatives fails to satisfy the individual needs of customers, the Company’s reputation and customer loyalty could be negatively affected and the Company may lose potential or existing customers and experience a decrease in sales. As a result, if the Company is unable to continue to maintain its customer experience and provide high quality customer service, the Company may not be able to retain existing customers or attract new customers, which could have an adverse effect on the Company’s business and results of operations.

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The Company’s advertising and marketing efforts may be costly and may not achieve desired results.

The Company incurs substantial expense in connection with its advertising and marketing efforts. Although the Company targets its advertising and marketing efforts on current and potential customers who it believes are likely to be in the market for the products the Company sells, the Company cannot assure you that its advertising and marketing efforts will achieve the Company’s desired results. In addition, the Company periodically adjusts its advertising expenditures in an effort to optimize the return on such expenditures. Any decrease in the level of the Company’s advertising expenditures, which may be made to optimize such return could adversely affect the Company’s sales.

Evolving tax, safety or other regulations or failure to comply with existing licensing, labeling, trade, safety and other regulations and laws could have a material adverse effect on the Company’s consolidated financial condition.

The Company’s activities, services and products, both in and outside of the United States, are subject to regulation by various federal, state, provincial and local laws, regulations and government agencies, including the United States Immigration and Naturalization Service and the U.S. Federal Trade Commission, as well as similar and other authorities outside of the United States, International Accords and Treaties and others, including voluntary regulation by other bodies. These laws and regulations and interpretations thereof may change, sometimes dramatically, as a result of a variety of factors, including political, economic or social events. The Company may also be regulated with respect to matters such as licensing requirements, trade and pricing practices, tax, advertising and claims, employment practices, and immigration matters. The need to comply with new, evolving or revised tax or other laws or regulations, or new, or changed interpretations or enforcement of existing laws or regulations, may have an adverse effect on the Company’s business and results of operations. Further, if the Company is found to be out of compliance with applicable laws and regulations in these areas, it could be subject to civil remedies, including fines, injunctions, termination of necessary licenses or permits, or recalls, as well as potential criminal sanctions, any of which could have an adverse effect on the Company’s business. Even if regulatory review does not result in these types of determinations, it could potentially create negative publicity or perceptions which could harm the Company’s business or reputation.

The Company is also subject to regulations and laws specifically governing the Internet, e-commerce, electronic devices, and other services. Existing and future laws and regulations may impede the Company’s growth. These regulations and laws may cover taxation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic device certification, electronic waste, energy consumption, electronic contracts and other communications, competition, consumer protection, web services, the provision of online payment services, information reporting requirements, unencumbered Internet access to the Company’s services, the design and operation of websites and the characteristics and quality of products and services. It may not always be clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the Internet, e-commerce, digital content, and web services. Jurisdictions may regulate consumer-to-consumer online businesses, including certain aspects of the Company’s seller programs. Unfavorable regulations and laws could diminish the demand for the Company’s products and services and increase the Company’s cost of doing business.

Indemnity provisions in various agreements potentially expose the Company to substantial liability for intellectual property infringement and other losses.

The Company’s agreements with its clients and other third parties may include indemnification provisions under which it agrees to indemnify them for losses suffered or incurred as a result of claims of intellectual property infringement, damages caused by the Company to property or persons, or other liabilities relating to or arising from the Company’s products, services or other contractual obligations. The term of these indemnity provisions generally survives termination or expiration of the applicable agreement. Large indemnity payments would harm the Company’s business, financial condition and results of operations. In addition, any type of intellectual property lawsuit, whether initiated by the Company or a third party, would likely be time consuming and expensive to resolve and would divert management’s time and attention.

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If the Company fails to maintain or expand its relationships with its suppliers, the Company may not have adequate access to new or key technology necessary for its products, which may impair the Company’s ability to deliver leading-edge products.

In addition to the technologies the Company develops, the Company’s suppliers develop product innovations at the Company’s direction that are requested by the Company’s customers. Further, the Company relies heavily on its hardware suppliers to provide it with leading-edge components that conform to required specifications or contractual arrangements on time and in accordance with a product roadmap. If the Company is not able to maintain or expand its relationships with its suppliers or continue to leverage their research and development capabilities to develop new technologies desired by the Company’s customers, the Company’s ability to deliver leading-edge products in a timely manner may be impaired and the Company could be required to incur additional research and development expenses. Also, disruption in the Company’s supply chain or the need to find alternative suppliers could impact the costs and/or timing associated with procuring necessary products, components and services. Similarly, suppliers have operating risks that could impact the Company’s business. These risks could create product time delays, inventory and invoicing problems, staging delays, and other operational difficulties.

The Company must acquire or develop new products, evolve existing ones, address any defects or errors, and adapt to technology change.

Technical developments, customer requirements, programming languages, and industry standards change frequently in the Company’s markets. As a result, success in current markets and new markets will depend upon the Company’s ability to enhance current products, address any product defects or errors, acquire or develop and introduce new products that meet customer needs, keep pace with technology changes, respond to competitive products, and achieve market acceptance. Product development requires substantial investments for research, refinement, and testing. The Company may not have sufficient resources to make necessary product development investments. The Company may experience technical or other difficulties that will delay or prevent the successful development, introduction, or implementation of new or enhanced products. The Company may also experience technical or other difficulties in the integration of acquired technologies into its existing products and services. Inability to introduce or implement new or enhanced products in a timely manner could result in loss of market share if competitors are able to provide solutions to meet customer needs before the Company does, give rise to unanticipated expenses related to further development or modification of acquired technologies as a result of integration issues, and adversely affect future performance.

Cyclical and seasonal fluctuations in the economy, in internet usage and in traditional retail shopping may have an effect on the Company’s business.

Both cyclical and seasonal fluctuations in internet usage and traditional retail seasonality may affect the Company’s business. Internet usage generally slows during the summer months, and usage typically increase significantly in the fourth quarter of each year. These seasonal trends may cause fluctuations in the Company’s quarterly results, including fluctuations in revenues.

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The products that the Company sells are advanced, and the Company needs to rapidly and successfully develop and introduce new products in a competitive, demanding and rapidly changing environment.

To succeed in the Company’s intensely competitive industry, the Company must continually improve, refresh and expand its product and service offerings to include newer features, functionality or solutions, and keep pace with price-to-performance gains in the industry. Shortened product life cycles due to customer demands and competitive pressures impact the pace at which the Company must introduce and implement new technology. This requires a high level of innovation by both the Company’s software developers and the suppliers of the third-party hardware components included in the Company’s systems. In addition, bringing new solutions to the market entails a costly and lengthy process, and requires the Company to accurately anticipate customer needs and technology trends. The Company must continue to respond to market demands, develop leading technologies and maintain leadership in analytic data solutions performance and scalability, or the Company’s business operations may be adversely affected.

The Company must also anticipate and respond to customer demands regarding the compatibility of its current and prior products. These demands could hinder the pace of introducing and implementing new technology. The Company’s future results may be affected if its products cannot effectively interface and perform well with software products of other companies and with the Company’s customers’ existing IT infrastructures, or if the Company is unsuccessful in its efforts to enter into agreements allowing integration of third-party technology with its database and software platforms. The Company’s efforts to develop the interoperability of its products may require significant investments of capital and employee resources. In addition, many of the Company’s principal products are used with products offered by third parties and, in the future, some vendors of non-Company products may become less willing to provide the Company with access to their products, technical information and marketing and sales support. As a result of these and other factors, the Company’s ability to introduce new or improved solutions could be adversely impacted and the Company’s business would be negatively affected.

The Company’s business could be negatively impacted by cyber security threats, attacks and other disruptions.

Like others in the Company’s industry, the Company continues to face advanced and persistent attacks on its information infrastructure where it manages and stores various sensitive/confidential data relating to its operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack the Company’s products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate the Company’s network security and misappropriate or compromise the Company’s confidential information or that of the Company’s customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that the Company produces or procures from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of the Company’s information infrastructure systems or any of the Company’s data centers as a result of software or hardware malfunctions, computer viruses, cyber attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect the Company’s business.

Risks Related to this Offering and the Units

There has been no public market for the Common Stock or Warrants prior to this Offering, and an active market in which investors can resell the Company’s securities may not develop.

Prior to this Offering, there has been no public market for the Common Stock or Warrants. The Company cannot predict the extent to which an active market for any such securities will develop or be sustained after this Offering, or how the development of such a market might affect the market price of such securities. The initial offering price of the Units and exercise price of the Warrants in this Offering will be agreed between the Company and the Agent based on a number of factors, including market conditions in effect at the time of the Offering, and it may not be in any way indicative of the Company’s actual value or the value of the Common Stock following the completion of this Offering. Investors may not be able to resell their Common Stock or Warrants at or above the initial offering or exercise prices.

The market price of the Common Stock or Warrants may fluctuate, and you could lose all or part of your investment.

The offering price for the Units has been agreed between the Company and the Agent based on a number of factors, and may not be indicative of prices that will prevail following this Offering. The price of the Common Stock or Warrants may decline following this Offering. The stock market in general, and the market price of the Common Stock or Warrants will likely be subject to fluctuation, whether due to, or irrespective of, the Company’s operating results, financial condition and prospects.

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The Company’s financial performance, its industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of the Common Stock and Warrants. Some of the other factors that could negatively affect the Company’s share price or result in fluctuations in its share price include:

●	actual or anticipated variations in the Company’s periodic operating results;

●	increases in market interest rates that lead purchasers of the Common Stock or Warrants to demand a higher yield;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by the Company’s competitors;

●	adverse market reaction to any increased indebtedness that the Company may incur in the future;

●	additions or departures of key personnel;

●	actions by the Company’s stockholders;

●	speculation in the press or investment community; and

●	the Company’s intentions and ability to list the Common Stock or Warrants on a national securities exchange and the Company’s subsequent ability to maintain such listing.

The Company may not satisfy the initial listing standards of certain securities exchanges and, even if it does satisfy such requirements, there may be a delay in the initial trading of Common Stock or Warrants on any exchange on which the Common Stock and Warrants are listed.

Prior to this Offering, there has been no public market for the Common Stock or Warrants. The Company intends to apply to list the Common Stock and Warrants on [______] operated by [________] under the symbols “[____]” and “[_____]”, respectively. There can be no guarantee that the Company will be able to meet the listing standards of any particular securities exchange and, even if the Company were to meet such standards, there can be no assurance that trading in the Common Stock or Warrants will commence immediately following such listing. In addition, there can be no assurance that a liquid market for the Common Stock or Warrants will develop.

A securities exchange on which the Company’s Common Stock and Warrants are listed may delist the Common Stock or Warrants from trading on its exchange, which could limit the Company’s stockholders’ ability to trade such securities.

In the event the Company is able to list the Common Stock or the Warrants on a securities exchange, the continued listing will depend upon the ability of the Company to meet certain financial, public float, bid price and liquidity standards on an ongoing basis. If the Company fails to meet these continued listing standards, the Common Stock or Warrants may be subject to delisting. If the Common Stock or the Warrants are delisted, the Company’s securities could potentially be listed on an exchange with less liquidity or quoted on an over-the-counter market. If this were to occur, the Company’s stockholders could face significant material adverse consequences, including limited availability of market quotations for the Common Stock or Warrants and reduced liquidity for the trading of its securities. In addition, the Company could experience a decreased ability to issue additional securities and to obtain additional future financing.

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The Company’s shares of Common Stock are subject to the penny stock rules, which makes it more difficult to trade such shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the Company does not obtain or retain a listing on [_______] and if the price of the Common Stock is less than $5.00, the Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for the Common Stock, and therefore the Company’s stockholders may have difficulty selling their shares.

There is no guarantee that subscribers in this Offering will receive a return on their investment.

There is no assurance that a subscriber will realize a return on his, her or its investment or that his, her or its entire investment will not be lost. For this reason, each subscriber should carefully read the Company’s offering statement, this offering circular and the exhibits to the offering statement in which this offering circular has been filed with the SEC, and should consult with his, her or its own attorney and business advisor prior to making any investment decision with respect to the Units, and the securities constituting them.

Your investment may be held in escrow for a long period of time.

The Offering may continue until one year from the Qualification Date and the Company may extend the Offering deadline for an additional period of thirty (30) days. This means that your investment may continue to be held in escrow while the Company attempts to raise the minimum Offering amount. Your investment will not be accruing interest during this time and will simply be held until such time as the Offering deadline is reached without the Company receiving the minimum Offering amount, at which time it will be returned to you without interest or deduction, or the Company receives the minimum Offering amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the Units will be issued and distributed to you.

Investors may have to wait up to 120 days from the date of the Initial Closing before obtaining the Units purchased in this Offering.

If and when the Company consummates an Initial Closing, the Offering will continue until a date which is the earliest of: (i) the date which is 120 days after the Initial Closing, (ii) with the mutual agreement of the Company and the Agent, a date which is less than 120 days after the Initial Closing in order to coordinate with the commencement of trading of Common Stock and Warrants or (iii) the date on which the maximum Offering amount is sold. Additionally, in its discretion, the Company may elect to not hold another closing, or to defer another closing, following the Initial Closing. Accordingly, any investors that invest in this Offering after the Initial Closing may not receive Units until some period of time after such investment is made, or not at all if there are no closings after the Initial Closing (in which case outstanding investment amounts will be returned, without interest or deduction). While your investment may be held in an interest bearing escrow account, during this period you will not be entitled to receive interest, have access to your investment, or receive Units.

Your ownership of the shares of Common Stock may be subject to dilution.

Owners of Common Stock do not have preemptive rights. If the Company conducts subsequent offerings of Common Stock or securities convertible into Common Stock, issues shares pursuant to a compensation or distribution reinvestment plan, or otherwise issues additional securities, investors who purchase shares of Common Stock in this Offering but who do not participate in other stock issuances may experience dilution in their percentage ownership of the Company’s outstanding shares of Common Stock. Furthermore, holders of Common Stock may experience a dilution in the value of their shares depending on the terms and pricing of any future share issuances (including the shares being sold in this Offering) and the value of the Company’s assets at the time of issuance.

If you purchase Units sold in this offering, you will incur immediate and substantial dilution.

If you purchase Units in this offering, you will incur immediate and substantial dilution. At December 31, 2016, the net tangible book value of the Company’s shares of Common Stock was $(1,136,109) or $(0.4412) per share. Following the Offering, the net tangible book value per share will be substantially less than the Offering price of the Units. This dilution is due in part to the fact that the Company’s earlier investors paid substantially less than the offering price of the Units in this Offering and the fact that the Company has incurred losses since its incorporation. See “Dilution.”

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The Common Stock and Warrants will be equity interests in the Company and will not constitute indebtedness.

The Common Stock and Warrants will rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, for which principal and interest would customarily be payable on specified due dates, there will be no specified payments of dividends with respect to the Common Stock and Warrants. Dividends are payable only if, when and as authorized and declared by the Company and depend on, among other matters, the Company’s historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors the Company’s board of directors deems relevant at the time. In addition, the terms of the Common Stock or Warrants will not limit the amount of debt or other obligations the Company may incur in the future. Accordingly, the Company may incur substantial amounts of additional debt and other obligations that will rank senior to the Common Stock and Warrants. There can be no assurance that the Company will ever provide liquidity to subscribers through either a sale of the Company. There can be no assurance that any form of merger, combination, or sale of the Company will take place, or that any merger, combination, or sale would provide liquidity for subscribers.

The Company does not anticipate paying any cash dividends on its securities for the foreseeable future.

The Company currently intends to retain future earnings, if any, for the foreseeable future, to repay indebtedness and to support its business. The Company does not intend in the foreseeable future to pay any dividends to holders of its securities.

The Warrants issued in connection with the Offering may not have any value.

Each Warrant issued in connection with the Offering will have an initial exercise price of $4.20 per share of Common Stock and will expire on the third anniversary of the date of the Initial Closing. In the event the value of the Common Stock does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value. The Company cannot assure you that the value of the Common Stock will ever equal or exceed the exercise price of the Warrants, or that the Warrants will ever have any value.

You will not have any rights as a common stockholder of the Company with respect to the shares of Common Stock underlying your Warrants, until you exercise such Warrants.

Until you exercise your Warrants, you will not have any rights with respect to the Common Stock underlying the Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder of the Company with respect to the shares of Common Stock acquired upon such exercise only as to matters for which the record date for actions to be taken by common stockholders of the Company occurs after the date you exercise your Warrants.

The Company’s management has broad discretion as to the use of certain of the net proceeds from this Offering.

The Company intends to use the net proceeds from this Offering for the Company’s general operations and working capital needs. See “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources”. However, the Company cannot specify with certainty the particular uses of such proceeds. The Company’s management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Although the Company does not expect to substantially change its priorities for the use of proceeds based on the level of proceeds raised in this Offering, the Company intends to scale its use of proceeds based on the amount of funds raised in the Offering, including if the Company only raises the minimum Offering amount. Accordingly, you will have to rely upon the judgment of the Company’s management with respect to the use of these proceeds. The Company’s management may spend a portion or all of the net proceeds from this Offering in ways that holders of the Units or the securities constituting them may not desire or that may not yield a significant return or any return at all. The failure by the Company’s management to apply these funds effectively could harm the Company’s business. Pending their use, the Company may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Upon the qualification of this Offering, the Company expects to elect to become a public reporting company under the rules applicable to Regulation A offerings (for legal, financial reporting, accounting and auditing compliance), and thereafter publicly report on an ongoing basis under the reporting rules set forth in Regulation A of the Securities Act for Tier 2 issuers. The Company will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are “emerging growth companies”, and the Company’s stockholders will receive less information than they might expect to receive from more mature public companies.

The Company will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Consequently, the Company’s stockholders could receive less information than they might expect to receive from other types of public companies, including “emerging growth companies”.

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The preparation of the Company’s consolidated financial statements involves the use of estimates, judgments and assumptions, and the Company’s consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if the Company’s estimates were to prove to be wrong, the Company would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm the Company’s business, including the Company’s financial condition and results of operations and the price of the Company’s securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that the Company believes are the most critical to an understanding of its consolidated financial statements and its business.

In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect the Company. Moreover, the Company cannot predict whether it will successfully effectuate its current business plan. Each prospective subscriber is encouraged to carefully analyze the risks and merits of an investment in the Units and the securities constituting them and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

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DILUTION

The difference between the public offering price per share of the Common Stock in this Offering, assuming no value is attributed to the Warrants included in the Units the Company is offering by this offering circular, and the pro forma net tangible book value per share of Common Stock immediately after this Offering constitutes dilution to investors in this Offering. Net tangible book value per share is determined by dividing the Company’s net tangible book value, which is the Company’s total tangible assets less total liabilities, by the number of outstanding shares of Common Stock. Dilution arises mainly as a result of the Company’s arbitrary determination of the offering price of the shares of Common Stock being offered in this Offering. Dilution of the value of the shares of Common Stock you purchase is also a result of the lower book value of the shares of Common Stock held by the Company’s existing stockholders.

As of December 31, 2016, the net tangible book value of the Company’s shares of Common Stock was $(1,136,109) or $(0.4412) per share based upon 2,575,001 shares outstanding.

The Company has not issued any shares of Common Stock during the past year.

Following the Offering, the net tangible book value per share will be substantially less than the Offering price of the Units. This dilution is due in part to the fact that the Company’s earlier investors paid substantially less than the offering price of the Units in this Offering and the fact that the Company has incurred losses since its incorporation.

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Plan of Distribution

The Company has engaged Oberon Securities, LLC as the agent (the “Agent”) to offer Units to prospective investors in the United States. The Company will post a notice of the date of the Initial Closing and any subsequent Additional Closings in advance on the Company’s website, www.digitalsocialretail.com. The Company intends to enter into a placement agency agreement with the Agent setting forth the definitive terms and conditions of such sale of the Units on the Qualification Date, a copy of which is an exhibit to this offering statement in which this offering circular has been filed with the SEC (the “Placement Agency Agreement”).

This Offering may continue until one (1) year from the Qualification Date, subject to extension for up to thirty (30) days with the mutual agreement of the Company and the Agent, as defined below, provided that, if the Company has received and accepted subscriptions for the minimum number of offered Units on or before the period ending one (1) year from the Qualification Date, or the end of the thirty (30) day extension, if exercised, then the Company will close on the minimum Offering amount (the “Initial Closing”) and this Offering will continue until the earlier of (i) the date which is 120 days after the Initial Closing, (ii) with the mutual agreement of the Company and the Agent, a date which is less than 120 days after the Initial Closing in order to coordinate with the commencement of trading of Common Stock and Warrants or (iii) the date on which the maximum Offering amount is sold (such earliest date, the “Termination Date”). If, at the Initial Closing the Company has sold less than the maximum offered Units, then the Company will hold one or more additional closings for additional sales of Units (“Additional Closing”), up to the maximum number of offered Units until the Termination Date. Following the Initial Closing, the Company and the Agent will consider various factors in determining the timing of any Additional Closings, including amount of proceeds received at the Initial Closing, the level of additional valid subscriptions received after the Initial Closing, and the eligibility of additional investors under applicable laws.

The Company has also granted the Agent an option for a period of thirty (30) days to sell on a best efforts basis an over-subscription allowance of up to 300,000 Units, representing an additional 15% of the maximum Offering amount. In order for the option to become exercisable, the Company must have sold the maximum Offering amount.

Until the Company achieves the minimum Offering Amount and for each subsequent Additional Closing, the proceeds for the Offering will be kept in an escrow account. Upon each closing, the proceeds from the Offering will be disbursed to the Company and the associated Units will be issued to investors. If the Offering does not close, the proceeds for the Offering will be promptly returned to investors, without deduction and without interest. A subscriber in the Offering has no right to a return of their funds before the closing of the Offering once a subscriber has executed the Offering and subscription documents in connection with this Offering. Wilmington Trust, N.A. is expected to serve as the escrow agent in connection with this Offering and will be compensated $3,500 as compensation for serving as escrow agent in connection with this Offering.

The Escrow Account will be opened immediately prior to the Qualification Date and will remain open until the Offering terminates without the minimum Offering amount having been reached, or if the Initial Closing occurs, until the last Additional Closing date(s). The Company will notify subscribers who have previously committed funds to purchase the Units of any such extension by email and will post a notice of the extension on the Company’s website, www.digitalsocialretail.com.

The Company intends to apply to have the Common Stock and Warrants accepted for eligibility with The Depository Trust Company (“DTC”), so DTC may act as securities depository for the Common Stock and Warrants. Once the Common Stock and Warrants are deemed eligible securities by DTC, such securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee) or such other name as may be requested by an authorized representative of DTC. The Common Stock and Warrants will be represented by one or more book-entry certificates deposited with DTC and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

The Escrow Agent will notify the Agent when the minimum Offering amount has been met. If investor funds are not received in respect of the minimum Offering amount one (1) year from the Qualification Date, or the end of the thirty (30) day extension, if exercised, then all investor funds that were deposited into the Escrow Account will be returned promptly to investors and the Offering will terminate. The Agent will not accept or handle any funds. The Offering of the Units is subject to receipt and acceptance by the Company and Escrow Agent, and subject to the right of the Company to reject any subscription in whole or in part, for any reason or no reason, in its sole discretion.

Prospective investors must read and rely on the information provided in this offering circular in connection with any decision to invest in the Company.

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Escrow Agreement with Escrow Agent

The gross proceeds of this Offering will be deposited into an escrow account to be established by the Company at Wilmington Trust, N.A. and will be released to the Company upon the closing of this Offering.

Placement Agency Agreement with Agent

Oberon Securities, LLC, as Agent, has agreed to act as the Company’s exclusive placement agent in connection with the Offering pursuant to the terms and conditions of a Placement Agency Agreement to be entered into between the Company and the Agent. The Agent is not purchasing or selling any of the Company’s securities offered by this offering statement, and is not required to arrange for the purchase or sale of any specific number or dollar amount of the Company’s securities in connection with this Offering. The Agent will use its reasonable best efforts to arrange for the sale of Units in connection with this Offering. The Company will enter into subscription agreements directly with the investors which will purchase Units in this Offering.

Pursuant to a letter agreement, dated February 3, 2016, between the Agent and the Company, as amended (the “Letter Agreement”), the material terms of which are anticipated to be reflected in the Placement Agency Agreement, the Company has agreed to pay to the Agent a cash fee equal to $0.245 per each Unit sold in the Offering (representing seven percent (7%) of the aggregate gross proceeds from the sale of the Units in the Offering). In addition, pursuant to the Placement Agency Agreement, upon consummation of the Offering, the Company has agreed to grant the Agent a warrant to purchase an amount equal to five percent (5%) of the Units sold in the Offering, which warrant will be exercisable one (1) year from the closing of the Offering at a price equal to the price paid by subscribers in this Offering, has a five (5) year term and a cashless exercise option. The warrant is exercisable at an initial price of $4.375 per Unit. The foregoing fees shall be due to the Agent upon the consummation of a Transaction (as defined in the Letter Agreement) either during the term of the Letter Agreement or if, during the twelve (12) months after the date of termination of such agreement, the Company consummates a Transaction or enters into an agreement that subsequently results in a Transaction. The Company has also granted the Agent the option to elect to receive all of its fees due in connection with the Offering in Units, in lieu of cash. Pursuant to the Letter Agreement, the Company has provided the Agent with a retainer of $10,000 in cash, with such retainer to offset against the fees described above upon consummation of the Offering, and shall reimburse the Agent, upon Agent’s request, with an expense allowance of up to $500 (which may be increased with the Company’s written consent) for its out-of-pocket expenses in connection with this Offering, including counsel fees. The Company anticipates that pursuant to the Placement Agency Agreement, it will also pay up to $30,000 of the fees and expenses of the Agent’s counsel and up to $5,000 of the Agent’s accountable road show costs and expenses. The Company estimates total expenses of this Offering, excluding the Agent’s fees, will be approximately $394,535, assuming the minimum Offering amount is sold, and $604,535, assuming the maximum Offering amount is sold (and assuming no exercise of the over-subscription allowance).

The following table shows the per Unit and total Agent’s commissions to be paid to the Agent assuming the minimum and maximum Offering amounts are sold and placed in their entirety by the Agent.

Minimum Offering Amount	Per Unit	Total
Price to public	$3.50	$4,000,000
Agent’s discount and commissions payable by the Company(1)	$0.245	$280,000
Proceeds, before expenses, to the Company	$3.255	$3,720,000

(1) The Agent’s discount and commissions do not include expense reimbursement fees paid to the Agent.

Maximum Offering Amount	Per Unit	Total (Without Over-Subscription Allowance)	Total (With Over-Subscription Allowance)
Price to public	$3.50	$7,000,000	$8,050,000
Agent’s discount and commissions payable by the Company (1)	$0.245	$490,000	$511,000
Proceeds, before expenses, to the Company	$3.255	$6,510,000	$7,539,000

(1) The Agent’s discount and commissions do not include expense reimbursement fees paid to the Agent.

This Offering is made only by means of this offering circular, and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in the Units and the securities constituting them.

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Warrant Solicitation Fee

The Company has engaged the Agent for the solicitation of the exercise of the Warrants. To the extent not inconsistent with the applicable rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and any exchange on which the Company’s securities may be listed, the Company has agreed to pay the Agent for bona fide services rendered a commission equal to 5% of the exercise price of the Warrant for each Warrant exercised if the exercise was solicited by the Agent. In addition to soliciting, either orally or in writing, the exercise of the Warrants, the Agent’s services may also include disseminating information, either orally or in writing, to Warrant holders about the Company or the market for the Company’s securities, and assisting in the processing of the exercise of the Warrants. No compensation will be paid to the Agent upon the exercise of the Warrants if:

●	the market price of the underlying shares of Common Stock is lower than the exercise price;

●	the holder of the Warrants has not confirmed in writing that the Agent solicited the exercise;

●	the Warrants are held in a discretionary account;

●	the Warrants are exercised in an unsolicited transaction; or

●	the arrangement to pay the commission is not disclosed in the offering statement provided to Warrant holders at the time of exercise.

Limitations on Your Investment Amount

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and to non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A, which states:

“In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser’s:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§230.501)); or

(2) Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person”.

For general information on investing, the Company encourages you to refer to www.investor.gov.

State Blue Sky Information

The Company has submitted filings to qualify the Offering and sales to retail investors in the states of New York, Connecticut, Florida, California, Michigan, Illinois and New Jersey. In all other states, the Company may make sales to institutional investors, as that term is defined by each respective state, pursuant to exemptions from qualification for transactions with such investors. In each of the foregoing jurisdictions, the Company has made filings where required in respect of its intentions to make offers and sales there.

Following this Offering, the Company intends to comply with the ongoing reporting requirements of Regulation A of the Securities Act. The Company believes that its securities may be eligible for resale in various states without any notice filings or fee payments based upon the availability of applicable exemptions from such states’ registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

The various states and other jurisdictions can impose fines on the Company or take other regulatory actions against it if it fails to comply with their securities laws. Although the Company is taking steps to help insure that it will conduct all offers and sales in this Offering in compliance with all Blue Sky laws, there can be no assurance that the Company will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if the Company does not achieve compliance.

Foreign Restrictions on Purchase of Units

The Company has not taken any action to permit the Offering of Units outside the United States or to permit the possession or distribution of this offering circular outside the United States. The Company’s securities may not be offered or sold, directly or indirectly, nor may this offering circular or any other offering material or advertisements in connection with the offer and sale of the Company’s securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons outside the United States who come into possession of this offering circular must inform themselves about and observe any restrictions relating to this Offering and the distribution of this offering circular in the jurisdictions outside the United States relevant to them.

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USE OF PROCEEDS

The Company estimates that it will receive net proceeds from this Offering of $3,605,465 if the minimum number of Units is sold, and $6,395,465 if the maximum number of Units is sold (assuming no exercise of the Agent’s over-subscription allowance), after deducting the Agent’s discount and estimated Offering expenses payable by the Company. If the Agent exercises its over-subscription allowance in full, the Company estimates that the net proceeds will be approximately $7,371,965, after deducting the Agent’s discount and estimated Offering expenses payable by the Company.

This Offering is being conducted to raise money for the Company’s general operations and working capital needs, which may include payments to officers of the Company and its subsidiaries and affiliates. There can be no assurance as to the total amount of proceeds that the Company will ultimately raise in this Offering. The Company plans to use the proceeds of the Offering, net of Offering expenses, approximately as follows:

		% of Proceeds Raised	Minimum Number of Units Sold	Maximum Number of Units Sold

●	General working capital	3%	$108,164	$191,864

●	Repayment of debt	11%	$396,601	$703,501

●	Research and development	17%	$612,929	$1,087,229

●	Equipment purchases	1%	$36,055	$63,955

●	Marketing	23%	$829,257	$1,470,957

●	Sales department	39%	$1,406,131	$2,494,231

●	Reserve fund (unallocated)	6%	$216,328	$383,728

●	Total	100%	$3,605,465	$6,395,465

Although the Company does not expect to substantially change its priorities for the use of proceeds based on the level of proceeds raised, the Company intends to scale the proceeds devoted to the activities listed in the table above based on the amount of funds raised in this Offering. Given the current, early stage of the Company’s business, the Company expects to spend most of any proceeds raised in this Offering on the development, technological and commercial, of the Company’s services and products, including the development and marketing of the Platform and Software. In the next 12 months following the commencement of the Offering, the Company plans to increase its revenue by devoting a large portion of the proceeds raised in this Offering to its sales and marketing efforts. Such efforts include hiring additional sales people, increasing the Company’s online marketing strategies, and continuing to upgrade the Platform and Software. The factors relevant to the Company’s use of the proceeds include, but are not limited to, the technological advances of the IoT industry, the Company’s market share versus its competitors, and the early successes in the industry segments that the Company has decided to pursue.

The above description of the anticipated use of proceeds is not binding on the Company and is merely a general description of its current intentions based upon the Company’s current plans and business conditions. The amounts and timing of the Company’s actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, the Company’s management will retain broad discretion over the allocation of the net proceeds from this Offering. Depending on future events, the Company may find it necessary or advisable to use the net proceeds from this Offering for other purposes, and the Company will have broad discretion in the application of net proceeds from this Offering. Furthermore, the Company anticipates that it will need to secure additional funding to fully implement its business plan. The Company cannot assure you that, pending their use, the proceeds will be used so as to yield a favorable return on your investment in the Company’s securities. The Company reserves the right to change the above use of proceeds if the Company’s management believes it is in the best interests of the Company.

As stated above, in order to support the Company’s general operations and working capital needs for the next 12 months, it may need to raise additional capital. Such financing may be expensive and time-consuming to obtain, and there may not be sufficient investor or commercial interest to enable the Company to obtain such funds on attractive terms or at all. See “Risk Factors”. If the net proceeds of this Offering, after expenses, exceed $5,000,000, the Company anticipates that such proceeds (along with forecasted revenues from the Company’s existing business) will be sufficient to support its plan of operations for at least the ensuing 12 months.

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DESCRIPTION OF BUSINESS

Overview

The Company

Digital Social Retail, Inc. (the “Company”) is an operator and provider of a digital convergence platform (the “Platform”) that runs cloud-based software called “Social Retail” (the “Software”). Through the Platform, the Company’s clients, which include businesses, organizations, schools and technologically advanced, or “smart”, cities, can use the Software to manage marketing campaigns from a single location in real time. The Software is a form of convergence software that enables the Company’s clients to manage in real time the proximity marketing and communication campaigns of all of their stores or locations from a single computer or device. Using the Platform, the Company’s clients can seamlessly update all their screens or mobile push notifications with new content, videos, images and text. Regardless of whether a client has one screen on which to advertise its product, or one thousand, these can be managed all from one computer. Just as the Internet of Things (IoT) describes the internetworking of physical devices, buildings and other items using embedded electronics, software or other sensors to enable these objects to collect and exchange data, the Platform and Software connects shops, banks, cities, towns, universities, transportation hubs, real estate firms and restaurants to their target audiences. Together with hardware devices manufactured by third party vendors, the Company’s products and services provide its clients with the ability to efficiently deliver tailored content and information to consumers.

The Company was incorporated in Delaware on September 18, 2014 and began operations in January 2015. The Company’s website address is www.digitalsocialretail.com.

The Company’s wholly-owned subsidiary SAS Naïa, France (“Naïa”) sells social retail software and equipment in Europe. The Company also holds a majority interest in SDK Invest, Inc., a Delaware corporation (“SDK”) incorporated in November 2015, formed to invest in companies involved in similar industries as the Company, such as the proximity-marketing industry. See “Interest of Management and Others in Certain Transactions”. The remaining interests in SDK are owned directly or indirectly by Mr. Bellaïche, the Company’s President, Chief Executive Officer and a director, and by Mr. Martin, the Company’s Chief Financial Officer and a director.

Holosfind S.A.

Holosfind S.A., a société anonyme organized in France and the Company’s parent (f/k/a Referencement.com) (“Holosfind”), is a digital marketing agency located in Paris, France, and founded by the Company’s current President, Chief Executive Officer and a director, Sylvain Bellaïche, in 1996. Holosfind is publicly traded on Euronext. The Company’s Secretary, Treasurer, Chief Financial Officer and director, Pierre Martin, also serves as Vice President and a director of Holosfind. Holosfind’s business is and has always been to generate advertising foot traffic for its clients and supply digital real estate, such as websites, social media handles and other free social networking programs. Currently, Holosfind’s sole business purpose is to distribute the products and services of the Company to customers of the Company in Europe. As part of Mr. Bellaïche’s and Mr. Martin’s duties in their roles at Holosfind, they each devote substantially all of their business time to the Company, either by working directly for the Company in the U.S., or by working for Holosfind to distribute the Company’s products and services. Prior to the Company’s inception until September 2014, Holosfind developed the proprietary technology behind the Software and Platform. Currently, Holosfind owns the Platform and the intellectual property rights in the Software used to run the Platform. The Company understands that Holosfind intends to transfer such intellectual property to the Company in the near future. Since the date that the Company began operations in January 2015, it has to date relied substantially on Holosfind and Holosfind Corp., Inc., a Delaware corporation and wholly-owned subsidiary of Holosfind (“Holosfind Corp.”), for logistical, personnel and general management support. See “Description of Business – Overview – Service Agreements” and “Interest of Management and Others in Certain Transactions – Service Agreements”. The Company also relies on Holosfind to distribute its Software and the Company’s other products and services in Europe. See “Interest of Management and Others in Certain Transactions – Service Agreements”. Prior to the Offering, Holosfind beneficially owned 58.25% of the shares of outstanding Common Stock. After the Offering, Holosfind will beneficially own 32.37% of the shares of outstanding Common Stock, if the minimum Offering amount is sold, and 26.31% of the shares of outstanding Common Stock, if the maximum Offering amount is sold (assuming no exercise of the Agent’s over-subscription allowance and the minimum Offering amount is issued upon the Initial Closing). Mr. Bellaïche holds an approximate 40% interest in Holosfind. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” and “Interest of Management and Others in Certain Transactions”.

Service Agreements

The Company has little operational history and limited assets and resources and to date the Company has relied on Holosfind and Holosfind Corp. to finance the Company and conduct its operations through its employees. The Company has been operating under intercompany service agreements entered into between ourselves and each of Holosfind and Holosfind Corp., the material terms of which are discussed below. The Company’s expenses are paid through each of the Holosfind Service Agreement and Holosfind Corp. Service Agreement, and each of Holosfind and Holosfind Corp. expense costs as incurred.

Holosfind Service Agreement

The Company entered into the Holosfind Service Agreement, effective as of January 1, 2016, with Holosfind, pursuant to which Holosfind provides the Company with research and development funding, personnel, access to facilities, and management, technology and administrative support. In exchange for such services, the Company pays Holosfind an annual fee of €525,000, excluding taxes, which fee is paid on a monthly basis and will be reassessed each time the Holosfind Service Agreement is renewed.

The Holosfind Service Agreement automatically renews for successive one-year terms each January 1st unless either party provides the other party with written notice of its intent not to renew at least two months prior to such date.

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Holosfind Corp. Service Agreement

The Company entered into the Holosfind Corp. Service Agreement, effective as of January 1, 2015, with Holosfind Corp., pursuant to which Holosfind Corp. provides the Company with personnel and management, accounting and administrative support. Pursuant to this agreement, the Company also granted Holosfind Corp. the right to sell the Company’s products on Amazon.com and the Company’s website, ibeaconstore.com. In exchange for such services, the Company pays Holosfind Corp. an annual fee of $575,000, excluding taxes, which fee is paid in installments and will be reassessed each time the Holosfind Corp. Service Agreement is renewed.

The Holosfind Corp. Service Agreement automatically renews for successive one-year terms each January 1st unless either party provides the other party with written notice of its intent not to renew at least two months prior to such date.

The Software and Platform

The Platform is a powerful, browser-based user-friendly interface that runs the Software, which enables chain retailers and other venues (such as cities, university campuses, transportation hubs and real estate locations) to manage in real time the proximity marketing and communication campaigns of all of their stores or locations from a single computer. Using the Platform, which features a drag-and-drop interface, the Company’s clients are able to manage all social, mobile and in-site media beacon proximity messaging, in store digital signage and audio, as well as connect customers with a client’s specific loyalty program through the Platform. The picture below illustrates the Platform Dashboard, where clients can upload and schedule advertisement campaigns to be integrated with digital signage:

The Software and hardware enables the Company’s clients to combine connector technology and digital signage to create a more effective marketing tool. The Company’s services can generally be categorized as the combination of four integrated components, each of which could be purchased from the Company and utilized by clients, separately or in combination, to more efficiently target communications and market products and services. The Company’s clients have the option to purchase the Software, Social Retail connectors, and digital signage hardware and may use each product and service independently, or together, to achieve their advertising objectives. The Company believes that in today’s world, where everyday objects are evolving to become further interconnected to individuals and other objects via embedded Internet-connected technology, the Company can provide clients with added value:

●	Social Retail Connectors: Connectors are sensors embedded within a device that can interact with mobile or other devices using low-energy Bluetooth® signals (Bluetooth Low Energy (BLE) signals). The Company offers proximity-based connectors (which are manufactured by third party suppliers), that are capable of providing content, such as a coupon, public safety message or a flash sale or discount message, to customers when they are inside, or nearby, a client’s physical location to attract or retain foot-traffic. The Company offers a variety of different types of connectors to meet the location needs of clients. Clients can broadcast their marketing campaigns and push time-sensitive special offers to customers or passers-by. The Company’s Social Retail mobile application, which is accessible on iPhone and Android mobile devices allow the Company’s clients, and end-users (client customers), to receive proximity-based notifications on such devices. The Company also provides its clients with the option to integrate the Social Retail application into their own mobile applications.

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●	Digital Signage: The Company offers digital signs that provide its clients with the ability to seamlessly update any and all of their screens with new content, videos, images and text. Using the Platform, clients are able to manage the content of their screens from one centralized, remote customer management system (CMS) screen. The Software and Platform is compatible with Samsung SMART Signage Platform (SSP) screens and LG screens, which are manufactured by Samsung and LG, respectively, and from whom the Company purchases its physical screens.

●	Bluetooth® and Wi-Fi Technology: Clients can push notifications to customer devices using the Company’s Social Retail Connectors and digital signage via Bluetooth® and Wi-Fi technology without the need for a mobile application, which provides businesses, customers and nearby foot-traffic with fast and free Internet and device connectivity. The Company provides its clients with Wi-Fi technology and assist them with the installation process upon request. The digital signage can be displayed through mobile screen messaging triggered by BLE beacons communicating with mobile devices running Bluetooth®.

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●	Analytics: Using the technology above, the Company’s Social Retail Analytics tool tracks consumer and user data generated by their activities, so the Company’s clients can evaluate and optimize their digital marketing and proximity communication campaigns. Among other things, this analytical tool can track the number of notifications sent & opened, the average time a customer spends in a store, the locations with the heaviest foot traffic, the amount of subscribers to loyalty program, a customer’s average basket. The tool also provides real-time updates on this information and can be adjusted to display results over a customized range of dates. Below is an illustration of the Platform’s analytics tool:

The Company markets its Software in two ways: (i) by means of an interface that is sold via an SaaS (Software as a Service) online business model, under which the Company sells its Software online (either as a monthly or yearly subscription), and (ii) through a direct salesforce that markets the Company’s products and services to larger corporate accounts in several industries. The Company offers the Software and hardware according to various pricing tiers and combinations, so clients can pick and choose how they would like to integrate the Company’s technology to serve their purpose. The Company’s client base includes small and medium size businesses in the retail, smart city, medical, educational, sports, restaurant, hospitality and real estate industries. The Company sells its products through direct sales, and online through its website, ibeaconstore.com and on Amazon.com.

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Below are a few examples of how the types of client the Company targets could integrate the Platform and Software with their business and professional activities:

●	Retail Locations and Malls: The Company’s integrated retail solution can help its clients drive more foot traffic into stores, improve a customer’s in-store experience and build a client loyalty program; the Company’s beacons allow its clients to track a customer’s entire journey through their store through a customer’s mobile device. The Company’s CMS and ad serving technology allows its clients to manage digital signage and push loyalty program signups to customers at checkout locations, capturing subscribers when they are most likely to join.

●	Smart Cities: The Company offers smart cities (or other locations equipped with smart technology, such as airports or subway systems) the ability to increase revenue for businesses in targeted locations by (i) creating easy navigation for visitors using digital signage and smartphone notifications; (ii) providing information or pushing offers, deals and discounts directly to visitor phones as they pass by landmarks or businesses; (iii) providing public services announcements and travel guides; and (iv) provide updates on arrival times and public transportation delays.

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●	Schools and Universities: The Company offers schools and universities the chance to improve campus activity and grab the attention of students, faculty and other campus visitors by (i) modernizing the look of a campus through digital signage; (ii) helping students find their next class via indoor navigation; (iii) providing class schedule information and updates; (iv) checking class attendance; (v) notifying and locating students and their parents in case of an emergency (vi) send alerts when a teacher is absent; (vii) distributing calendars of campus events; (viii) reminding students of financial aid and other administrative deadlines; and (ix) saving on printing costs and time by using digital communication. The image below provides an example of how the Software features have been utilized in this scenario:

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●	Restaurants and Food Chains: The Company offers restaurants and food chains the ability to streamline their onsite digital marketing by (i) efficiently managing their menu boards and electronic tablets; (ii) integrating a mobile loyalty application to which customers can subscribe; (iii) promoting a restaurant or chain to a larger consumer audience; (iv) increasing walk-in traffic; (v) encouraging strategic impulse buys by promoting items; and (vi) managing marketing campaigns in multiple locations all through the Platform.

●	Sports Venues: The Company’s technology enables venues to provide attendees with new levels of engagement by (i) streamlining onsite digital marketing; (ii) increasing efficiency with better management of digital screens; (iii) enticing patrons to download a venue’s mobile application; (iv) promoting sporting events to a larger consumer audience; (v) encouraging strategic impulse buys by promoting items; (vi) sending exclusive, stadium-only content to fans’ mobile devices; (vii) tracking data to help a venue improve fan experience; and (viii) managing marketing campaigns in multiple locations all through the Platform.

●	Hospitals: The Company believes its technology provides hospitals with a means of improving patient care as well as the staff and visitor experience by (i) automating the patient and medical staff check-in process and availability; (ii) creating indoor navigation for the hospital; (iii) sending notifications directly to visitors, patients and staff regarding wait time and call-in procedures ; (iv) providing a means of internal communication throughout the hospital; (v) managing the hospital’s digital signage; (vi) tracking medical equipment location; (vii) promoting sales within hospital gift shops and cafeterias; (viii) informing staff of new policy changes and company events; and (ix) replacing the nursing station and operating room whiteboards to improve communication and workflow.

Key Aspects of the Company’s Business

The Platform is proprietary and is owned by the Company’s parent, Holosfind. All of the Company’s hardware is purchased from third party vendors, including two smart screen manufacturers and resellers, Samsung and LG, each of which have worldwide brand and product recognition. The Company also purchases hardware from other smaller manufacturers, mostly located in Asia. The Company works closely with these large and small hardware providers and they permit the Company to custom design and custom fit their hardware to the Software. As of the date hereof, other than purchase orders relating to the delivery of certain hardware, the Company has not entered into contracts with any of these third party vendors. See “Risk Factors”.

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The Company believes a high-quality buying experience with knowledgeable salespersons who can convey the value of the Company’s products and services increases the Company’s likelihood of attracting and retaining its customers. The Company believes that its approach to the provision of marketing services offers a disruptive alternative to the model followed by most of the proximity marketing and IoT industry, principally as a result of the Company’s commitment to the development of leading-edge and comprehensive technology solutions for marketing services, the Company’s user-friendly Social Retail marketing software, as well as the worldwide brand and product recognition of the manufacturers of the digital signage that the Company sells.

Industry Trends

In recognition of the recent Bluetooth® and Wi-Fi technology revolution in proximity communication, and believing in the rising trend of this technology, Holosfind formed the Company and commenced development of the Software and Platform in order to sell proximity marketing services to Holosfind’s existing and potential clients that operate in both the digital space and the physical, or “brick-and-mortar”, world. Since inception and during the past two years, the Company has continued to develop and upgrade its Software and Platform to fit a demanding and constantly evolving market, adding new modules, features and hardware components.

There are a number of key trends that the Company believes will continue to drive the growth and popularity of the technology it offers. In one 2016 survey, 54% of global consumers bought products online weekly or monthly and 34% of global consumers agreed that their mobile phones will become their main purchase tool. Respondents in a 2015 survey to more than 12,000 randomly selected smartphone users reported that more than 90% of consumers use their smartphones while shopping in retail stores, approximately 54% of consumers use their devices to compare prices while shopping, approximately 48% of consumers search for product information on their devices while shopping, and approximately 42% of consumers search for reviews on their devices while shopping. In that same survey, 57% of consumers said they would be likely to shop at a store if they received messages or push notifications about relevant deals and coupons while shopping at that store, and 77% of respondents said they would be more likely to shop at a store that has a loyalty program. In 2015, it was reported that the number of consumers in the U.S. who used a mobile coupon in 2015 grew 18% to 92.6 million, pointing to the rise of mobile coupons in mobile marketing. According to Nielsen’s fourth-quarter 2015 Mobile Wallet Report, 37% of respondents said their purchases start with mobile shopping more than one-quarter to half of the time, and 55% of smartphone users used a digital coupon. 33% of respondents said they used their smartphones to sign up for a rewards program after making a purchase on their smartphone.

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The chart above illustrates influential factors for mobile shoppers. The Company offers the ability to provide and alter any of the factors shown above.

Usage of mobile applications and wearable mobile devices are accelerating. This trend is predicted to continue to accelerate, particularly for online shopping, and the Company wishes to benefit from this trend. As the Company offers technology to its clients to allow them to push digital coupons and rewards programs to users of mobile device, the Company expects the increased use of mobile technology and digital coupons to have a positive effect on the Company’s growth. The Company also believes that trends of the various industries in which its clients operate, including the retail, educational and restaurant industries, indicate an opportunity for increased growth of the Company. For example, according to the National Restaurant Association, U.S. consumers use their mobile phones to take advantage of additional services and options provided by a restaurant (such as the ability to order food, view a menu, make a reservation or use a coupon), and a greater percentage responded that they would be likely to do so if such options are made available. In 2016, 47% of retail shoppers globally reported that they want to receive real-time promotions, and yet only 7% of retailers had the capability to send shoppers such promotions. Additionally, 42% of retail shoppers globally reported that they want the ability to automatically credit coupon and discounts and only 16% of retailers were able to provide this to shoppers. In 2016, 40% of global shoppers reported that they used smartphones to find what they want, up from 36% in 2015. The Company intends to bridge this gap between shopper needs and retailer capabilities. Mobile shopping increased in 2016 as compared to 2015, and the Company expects this trend to continue.

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With respect to the technology the Company offers, beacon-triggered messages have led to $4 billion worth of sales at top retailers in 2015. BLE market size was estimated to be worth $3.27 billion in 2013 and is expected to reach $5.57 billion by 2020, at a compound annual growth rate of 6.64% from 2014 to 2020. This connectivity trend of the industry referred to as the “Internet of Things” is now recognized as a source of growth throughout a variety of industries. Analysts have predicted that the installed base for Internet of Things devices will grow to as many as 30 billion devices by 2020, representing an uptick of about 3 billion new devices per year, and that the installed base for Internet of Things devices in smart cities will grow to around 3.33 billion in 2018 (see charts below):

Wi-Fi has become one of the fastest and most efficient ways to offer customers location-based services. In-store Wi-Fi has been shown to be directly linked to an increase in sales and customer loyalty as well as longer in-store visits. However, it has been reported that 61% of retailers are not using in-store Wi-Fi to connect to shoppers. Another 2016 study reported that only 3% of businesses use beacons, and another 11% are testing them for use. The Company believes that there is an under-saturated market for its products.

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Smart digital signage is a tailored digital advertisement used to attract customers. The digital out-of-home signage (DOOH) industry has been experiencing a recent boom, with the industry is set to rake in upwards of 15 billion dollars by 2020. Advertising a specific product using DOOH has been reported to lift sales of that product and to help sway the product-purchasing decisions of consumers.

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Market Opportunity

Companies that provide similar products and services to those provided by the Company include Swirl, Gimbal and Shopkick, each of which are marketing technology companies which offer the services described below:

●	Swirl: Swirl focuses on the power of mobile presence to enable retailers to get more out of every shopper visit. Swirl’s platform manages in-store digital marketing for the retail industry. Swirl primarily uses GPS, Wi-Fi and Bluetooth® beacons, to engage with customers.

●	Gimbal: Gimbal’s mobile engagement platform delivers relevant content, offers and information to consumers.

●	Shopkick: Shopkick’s technology is based off of reward points. Shopkick rewards participants with “kicks” (which are points) when they scan items, make credit card purchases, and walk into participating stores. Shopkick enables customers to redeem “kicks” for gift cards.

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However, the Company believes that it differs from other market participants such as those described above because it (a) provides flexibility and offers a more comprehensive set of technological options its clients to design and monitor advertising strategies, (b) targets and has the ability to service a wider variety of industries than other market participants (such as restaurants, stadiums and hospitals) and (c) provides both front end and back end services and support to its clients. The Company believes that the Software and Platform offer clients everything they would currently need to effectively send marketing messages to their customers, including the ability to control the content, timing and location of their messages, all from one screen.

The principal competitive factors in the Company’s fast evolving and growing space include: technical and industry expertise; innovative service and product offerings; ability to add business value and improve performance to clients; reputation and client references; competitive pricing and marketing (such as automated online e-commerce); ability to demonstrate and deliver results to clients on a timely basis; scope of services; service delivery approach; and global and scale, including level of presence in key growing markets.

Research and Development

During the last two fiscal years, the Company has incurred research and development expenses in the amount of $485,000. Research and development expenses have consisted of expenses for personnel and contracted consultants and various materials and other costs to develop the Company’s new products. Holosfind pays the Company’s expenses and through the Holosfind Service Agreement, Holosfind Corp. provides logistical, personnel and financial and accounting services, and Holosfind expenses research and development costs as incurred.

The Business Plan

The Company’s success to date has laid the foundation for expanding its operations. The Company predicts that 2017 will be its “go-to-market” year, with all of its sales channels open so the Company may finally take advantage of its expanded distribution network. Additionally, the Company intends to apply to list the Common Stock and Warrants on [______] operated by [______] under the symbols “[____]” and “[_____]”, and anticipates quotation on [______] to begin following the termination of this Offering. The Company believes that listing the Common Stock and Warrants on [______] will facilitate growth capital and allow it to continue to develop its software and hardware products and services.

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The Company wishes to build and expand its own online stores and the distribution networks of the Company’s third party distributors to effectively reach more customers and provide them with a high-quality sales and post-sales support experience. The Company believes that continual investment in research and development (R&D), marketing and advertising is critical to the development and sale of its products and technologies.

Company Information

The Company’s principal executive office is located at 205 East 42nd Street, New York, NY 10017, and the Company’s telephone number is (800) 236-6610. The Company’s website address is www.digitalsocialretail.com. The information available on or through the Company’s website is not a part of this offering circular. In making an investment decision regarding whether to purchase the Units pursuant to this Offering, you should only consider the information contained in the Company’s offering statement and offering circular, as well as other information contained in the exhibits to the offering statement in which this offering circular has been filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company currently does not have any employees, however it has been provided with personnel from Holosfind and its affiliates to work in its New York office. See “Description of Business – Overview – Service Agreements” and “Interest of Management and Others in Certain Transactions – Service Agreements”.

DESCRIPTION OF PROPERTY

The Company’s principal executive office is located at 205 East 42nd Street, New York, NY 10017. The Company believes that this leased office is suitable for the Company due to its centralized location, the amount of space and the potential for office space expansion. The Company also has leased offices in Jerusalem, Israel and in Paris, France, The Jerusalem office is used by the Company for research and development, and the Paris office is used by the Company for sales and engineering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis contains forward-looking statements. You should not place undue reliance on forward-looking statements, and you should consider carefully the statements made in “Risk Factors” and elsewhere in this offering circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in the Company’s forward-looking statements, and that could materially and adversely affect the Company’s business, operating results and financial condition.

This Management’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this offering circular.

Results of Operations

As 2015 was the Company’s first full year of commercial operations, the revenues generated by the Company were minimal and were derived from a small number of clients. The Company does not believe that its financial statements for the year ended 2015 accurately represent its current or future financial state as it is still growing, having just transitioned from a start-up mode to an industrial, scalable and commercial mode.

In the coming years (starting with 2017), the Company projects that its number of clients and revenues will increase, and that the type of clients will be more diverse. The Company generates revenue principally from selling the Social Retail software to clients, as well as the hardware that enables its technologies to be provided, such as the Company’s Beacons and smart screens. The Company also projects that it will earn revenue from revenue shared campaigns called “PPN’s”, or pay per notification campaigns, which are a type of shared revenue well known in the digital industry where a fee is paid to the Company for performance of certain actions by the final mobile user.

In 2015, the Company’s primary expenses were for IT development and marketing. The Company expects that its expenses will increase upon any increase its sales, both direct and e-commerce. The Company expects that IT expenses will remain at a steady level since it is constantly upgrading the Company’s Platform with the latest technological breakthroughs. Both categories of expenses (sales and IT) are extremely worthwhile and profitable investment for the Company in terms of revenue growth and market share acquisition.

The Company’s goal is to achieve profitability in the next twelve (12) months by completing the following list of initiatives:

●	expand the sales team by adding specialty salespeople to call on key vertical market segments (ongoing expense);

●	expand e-commerce online offering and platform to increase profitable e-commerce sales (one time investment);

●	continue upgrading technology and user-experience of the Social Retail platform (ongoing expense); and

●	strengthen its marketing and PR campaigns (ongoing expense).

The Company currently requires monthly burn rate of $71,000 a month in order to sustain operations. If the net proceeds of this Offering, after expenses, exceed $5,000,000, the Company anticipates that such proceeds (along with forecasted revenues from its existing business) will be sufficient to support its plan of operations for at least the ensuing 12 months.

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Liquidity and Capital Resources

The proceeds of this Offering are not essential to the continuing operations of the Company, however they are essential to the growth of its operations. As a result, the majority of the proceeds will be used to fund the Company’s sales and marketing efforts, broken down by vertical industries and geographical expansion. The Company plans to use the proceeds of this Offering as set forth in the section titled “Use of Proceeds”. As the Company is operating in a fast growing industry (described as the “Internet of Things” or IoT), it is essential for the Company to capture a market share early on in order to establish the Company as a market leader. If this Offering is successful, it will improve the Company’s liquidity, as it currently has $263,000 in cash on hand.

Other than the possibility of obtaining short term funding from its parent, Holosfind, the Company does not have any additional sources of capital other than the proceeds from the Offering. Such additional sources of capital are not necessary to the operations of the Company.

Capital Expenditures and Other Obligations

In the past two years, the Company has not made any material capital expenditures to create and develop its Social Retail platform. Other than capital expenditures of $1,400,000 to be made by the Company upon the closing of this Offering, the Company does not intend to make any material capital expenditures in the future. See “Use of Proceeds”.

Trends and Uncertainties

The current trend of IoT/proximity marketing and communication industry could happen even faster than the Company predicts, which would have a positive effect on the financial condition of the Company. The faster the industry experiences growth, the more opportunity the Company has to participate in this growth, sell its services and products to potential clients and receive higher revenues.

After reviewing the above discussion of the steps the Company intends to take, potential subscribers in this Offering should consider whether achievement of each step within the estimated time frame is realistic in their judgement. Potential subscribers should also assess the consequences to the Company of any delays in taking these steps and whether the Company will need additional financing to accomplish them.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT INDIVIDUALS

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Sylvain Bellaïche	President and Chief Executive Officer	52	December 22, 2014 – present (President); March 6, 2017 – present (Chief Executive Officer)	(1)
Pierre Martin	Secretary, Treasurer and Chief Financial Officer	56	December 22, 2014 – present (Secretary and Treasurer); March 6, 2017 – present (Chief Financial Officer)	(1)
Directors:
Sylvain Bellaïche	Director	52	September 18, 2014 – present	(1)
Pierre Martin	Director	56	September 18, 2014 – present	(1)
Significant Individuals:
Barry Stone	Director of Marketing	27	October 3, 2016 – present	(2)

(1) The Company’s President, Chief Executive Officer and director, Sylvain Bellaïche, also serves as the President of the Company’s parent, Holosfind. The Company’s Secretary, Treasurer, Chief Financial Officer and director, Pierre Martin, also serves as Vice President and director of Holosfind. As part of Mr. Bellaïche’s and Mr. Martin’s duties in their roles at Holosfind, they each devote substantially all of their business time to the Company, either by working directly for the Company in the U.S., or by working for Holosfind to distribute the Company’s products and services.

(2) The Company has entered into a Holosfind Corp. Service Agreement, effective as of January 1, 2015, between the Company and Holosfind Corp., pursuant to which Holosfind Corp. shall provide personnel to the Company, among other services. In connection with the Holosfind Corp. Service Agreement, Holosfind Corp. entered into an employment agreement with Barry Stone, pursuant to which Mr. Stone shall be responsible for marketing the Company’s products and services. As part of Mr. Stone’s duties in his role at Holosfind Corp., he devotes all of his business time to the Company and its business, for which he serves as the Director of Marketing. For a description of the Holosfind Corp. Service Agreement under which Holosfind Corp. provides personnel to the Company, see “Description of Business – Overview – Service Agreements” and “Interest of Management and Others in Certain Transactions – Service Agreements”.

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Directors of the Company

Sylvain Bellaïche, Director

Mr. Bellaïche has served as the Company’s director since its inception on September 18, 2014, as the Company’s President since December 22, 2014 and the Company’s Chief Executive Officer since March 2017. Mr. Bellaïche has over 30 years of experience in the advertising world, in particular within the AB Productions Group in Europe, where he served as purchasing and production manager. In the last 20 years, Mr. Bellaïche founded Holosfind (f/k/a Referencement.com), where he has served as President since 1998, and developed the company to become active in the European e-marketing and e-advertising industries. Holosfind is publicly traded on Euronext. Mr. Bellaïche has served as President Holosfind Corp. since 2005 and has served as a director of Holosfind Corp. since April 2014. Holosfind Corp. is in the business of e-marketing and also provides logistical, personnel and financial and accounting services for the Company pursuant to the Holosfind Corp. Service Agreement. Mr. Bellaïche is President and a director of SDK.

Pierre Martin, Director

Mr. Martin has served as the Company’s director since its inception on September 18, 2014, as the Company’s Secretary and Treasurer since December 22, 2014 and the Company’s Chief Financial Officer since March 2017. Mr. Martin also serves as Vice President and director of Holosfind. Since 2005, Mr. Martin has served as Vice President and Secretary of Holosfind Corp., since 2014 he has served as a director of Holosfind Corp., and since November 2015, he has served as the Secretary, Treasurer and a director of SDK. Prior to joining Holosfind in 2005, Mr. Martin worked at the French bank Crédit Lyonnais in New York and has experience in financial and administrative management, planning and strategic consulting, contract negotiation and management, project financing and human resources. Mr. Martin graduated from Ecole Polytechnique of Paris, France, and holds master’s degrees in Physics, Chemistry, Economics and Mathematics.

Executive Officers of the Company

Sylvain Bellaïche, President and Chief Executive Officer

Mr. Bellaïche has served as President of the Company since December 22, 2014 and the Company’s Chief Executive Officer since March 2017. Please see his biography above under “Directors, Executive Officers and Other Significant Individuals — Directors of the Company”.

Pierre Martin, Chief Financial Officer, Secretary and Treasurer

Mr. Martin has served as Secretary and Treasurer of the Company since December 22, 2014 and as Chief Financial Officer since March 2017. Please see his biography above under “Directors, Executive Officers and Other Significant Individuals — Directors of the Company”.

Barry Stone, Director of Marketing

Mr. Stone has served as Director of Marketing of the Company since October 3, 2016, and is in charge of generating leads and spreading brand awareness through all facets of marketing (digital and old fashioned) and heads the Company’s e-commerce efforts. Mr. Stone has over 6 years of marketing experience in the advertising world. From August 2013 to September 2016, Mr. Stone served as a marketing manager for the marketing firm Seldon Marketing. Prior to working at Seldon Marketing, Mr. Stone worked as a recruiter for professionals for digital technology companies.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

None of the Company’s directors or executive officers receives direct compensation from the Company. The services of such persons, as well as other Company personnel, have been provided to the Company by Holosfind Corp. pursuant to a Holosfind Corp. Service Agreement. See “Description of Business – Overview – Service Agreements” and “Interest of Management and Others in Certain Transactions – Service Agreements”. As of December 31, 2016, Holosfind Corp. paid Mr. Stone $22,500 in compensation pursuant an employment agreement between Mr. Stone and Holosfind Corp.

Following the completion of the Offering, the Company will consider whether to continue the current arrangements with Holosfind Corp.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the numbers and percentages of the Company’s outstanding voting securities that will be beneficially owned both immediately before and immediately after the closing of this Offering (as qualified in the footnotes thereto) by:

●	each person known to the Company to be the beneficial owner of more than 10% of any class of the Company’s outstanding voting securities;

●	each of the Company’s directors;

●	each of the Company’s executive officers; and

●	all of the Company’s directors and executive officers as a group.

The Company’s voting securities consist of Common Stock and Series A Convertible Preferred Stock. Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any voting securities that such person or any member of such group has the right to acquire within 60 days of the date of this offering circular. For purposes of computing the percentage of the Company’s outstanding voting securities held by each person or group of persons named above, any securities that such person or persons has the right to acquire within 60 days of the date of this offering circular are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership as determined under SEC rules is not necessarily indicative of beneficial or other ownership for any other purpose. The inclusion herein of any securities listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated below, the business address of each person or entity listed is c/o Digital Social Retail, Inc., 205 E 42nd St., New York, NY 10017.

Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares Beneficially Owned Before Offering	Percent of Shares Beneficially Owned Before Offering	Number of Shares Beneficially Owned After Offering (1)	Percent of Shares Beneficially Owned After Offering (1)
Sylvain Bellaïche (2)	125,000	4.85%	125,000	2.73%
Pierre Martin (3)	0	0%	0	0%
Barry Stone	0	0%	0	0%
Holosfind S.A. (4)	1,500,001	58.25%	1,203,587	26.31%
Guerson Ltd. (5)	750,000	29.13%	750,000	16.39%
Analni Savings Trust (6)	125,000	4.85%	125,000	2.73%
MG Partners II Ltd. (7)	75,000	2.91%	371,414	8.12%
Executive officers and directors as a group (3 persons)	2,500,001	97.08%	2,117,953	46.29%

* Less than 1%

(1) Assumes the over-subscription allowance is not exercised and that the maximum Offering amount is sold. Also assumes that no warrants are exercised.

(2) Consists of shares of Common Stock directly owned by Sylvain Bellaïche and does not include shares of Common Stock held by Holosfind or Guerson Ltd.

(3) Mr. Martin does not own any shares of Common Stock directly. See footnote 6.

(4) The business address of Holosfind is 21 rue de la Paix, 75002, Paris, France. As President of Holosfind, Mr. Bellaïche maintains the right to vote and sell these shares. Mr. Bellaïche holds an approximate 40% interest in Holosfind.

(5) The business address of Guerson Ltd. is Unit 2.23, Morley House, 314-322 Regent Street, London, W1B 3BD, United Kingdom. Sylvain Bellaïche has voting and dispositive power with respect to the Common Stock held by Guerson Ltd.

(6) The business address of Analni Savings Trust is 1040 First Avenue, #343, New York, NY 10022. As trustee of the Analni Savings Trust, Pierre Martin has voting and dispositive power with respect to the Common Stock held by Analni Savings Trust.

(7) The business address of MGP II is 5 Hanover Square, New York, NY 10004. The above table assumes the delivery of the Common Stock from Holosfind to MGP II has been effected pursuant to the Forbearance Agreement entered into by and among the Company, Holosfind and MGP II. Also assumes that the number of shares of Common Stock issued in the Initial Closing is 1,142,858. See “Interest of Management and Others in Certain Transactions – Investment Agreements”.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Service Agreements

The Company has little operational history and limited assets and resources and to date the Company has relied on Holosfind and Holosfind Corp. to finance the Company and conduct its operations through its employees. The Company has been operating under intercompany service agreements with Holosfind and Holosfind Corp., the material terms of which are discussed below. The Company’s expenses are paid through each of the Holosfind Service Agreement and Holosfind Corp. Service Agreement, and each of Holosfind and Holosfind Corp. expense costs as incurred.

Holosfind Service Agreement

The Company entered into the Holosfind Service Agreement, effective as of January 1, 2016, with Holosfind, pursuant to which Holosfind provides the Company with research and development funding, personnel, access to facilities, and management, technology and administrative support. In exchange for such services, the Company pays Holosfind an annual fee of €525,000, excluding taxes, which fee is paid on a monthly basis and will be reassessed each time the Holosfind Service Agreement is renewed. Sylvain Bellaïche, the Company’s President and Chief Executive Officer, holds an approximate 40% interest in Holosfind.

The Holosfind Service Agreement automatically renews for successive one-year terms each January 1st unless either party provides the other party with written notice of its intent not to renew at least two months prior to such date.

Holosfind Corp. Service Agreement

The Company entered into the Holosfind Corp. Service Agreement, effective as of January 1, 2015, with Holosfind Corp., pursuant to which Holosfind Corp. provides the Company with personnel and management, accounting and administrative support. Pursuant to this agreement, the Company also granted Holosfind Corp. the right to sell the Company’s products on Amazon.com and the Company’s website, ibeaconstore.com. In exchange for such services, the Company pays Holosfind Corp. an annual fee of $575,000, excluding taxes, which fee is paid in installments and will be reassessed each time the Holosfind Corp. Service Agreement is renewed. Holosfind Corp. is a wholly-owned subsidiary of Holosfind.

The Holosfind Corp. Service Agreement automatically renews for successive one-year terms each January 1st unless either party provides the other party with written notice of its intent not to renew at least two months prior to such date.

Arrangements with MG Partners II Ltd.

In 2015, the Company and Holosfind entered into an Investment Agreement and certain other agreements with an unaffiliated party, MGP II, pursuant to which the Company issued 75,000 shares of Common Stock to Holosfind, and the Company and Holosfind agreed to certain other arrangements with MGP II. In connection with these arrangements, Holosfind issued $1,000,000 of bonds to MGP II and secured the obligation by granting MGP II a security interest in its shares of Common Stock of the Company and rights to its other interests in the Company pursuant to the Pledge Agreement. In 2016, MGP II commenced a lawsuit against Holosfind alleging that Holosfind had defaulted under the bonds and breached the terms of the Investment Agreement. Pursuant to a Forbearance Agreement entered into among the Company, Holosfind and MGP II (as amended), MGP II agreed to forbear from exercising its rights under the Investment Agreement until September 15, 2017 and Holosfind and the Company agreed, upon the Initial Closing or the listing of the Common Stock on an eligible exchange market, to pay MGP II $1.3 million and to deliver MGP II shares of Common Stock such that MGP II would own 9.99% of the issued and outstanding Common Stock on a fully-diluted basis. Upon fulfillment by the Company and Holosfind of their respective obligations under the Forbearance Agreement, all of the obligations of the Company and Holosfind under the Investment Agreement will be considered satisfied. Pursuant to an agreement between the Company and Holosfind, dated June 23, 2017, Holosfind has agreed to be responsible for the payment of the $1.3 million and to transfer to MGP II the Common Stock required to be delivered to MGP II pursuant to the Forbearance Agreement.

In the event of the Company’s or Holosfind’s failure to comply with the terms of the Forbearance Agreement, MGP II can declare a default and pursue applicable remedies against the Company and Holosfind. Any such default could have a material adverse effect on the Company and Holosfind, and may impair Holosfind’s ability to provide services to the Company.

The summaries of the material terms of the Investment Agreement, Pledge Agreement and Forbearance Agreement are qualified in their entirety by reference to the full text of such agreements, copies which are exhibits to this offering statement in which this offering circular has been filed with the SEC.

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2017 Incentive Plan

On June 14, 2017, the Company adopted the 2017 Incentive Plan for its employees, non-employee directors and other service providers with responsibility for the success and growth of the Company. The 2017 Incentive Plan will be effective when approved by the Company’s stockholders. The 2017 Incentive Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units, performance shares and performance share units to the Company’s employees, non-employee directors and other service providers. Under the 2017 Incentive Plan, the Company will be able to grant awards covering up to 686,250 shares of Common Stock (subject to the limitation of 200,000 shares per eligible participant).

The following summary of the material terms of the 2017 Incentive Plan are qualified in their entirety by reference to the full text of the 2017 Incentive Plan, a copy of which is an exhibit to this offering statement in which this offering circular has been filed with the SEC.

Administration

The 2017 Incentive Plan will be administered by a committee of the Company’s board of directors (the “Committee”), or, in the absence of the Committee, the Company’s board of directors itself. Subject to the express provisions of the 2017 Incentive Plan, the Committee is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the 2017 Incentive Plan. To the extent permitted by law, the Committee may delegate its authority to one or more of its members or other persons, except that no such delegation will be permitted with respect to awards granted to participants who are subject to Section 16 of the Securities and Exchange Act of 1934, as amended.

Participants

Directors that are also employees of the Company or its subsidiaries, non-employee directors of the Company or any of its subsidiaries or affiliates, employees of the Company and its subsidiaries (including the Company’s executive officers) and certain other service providers, will be eligible for selection by the administrator for the grant of awards under the 2017 Incentive Plan. Options intending to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code may only be granted to employees of the Company or its subsidiaries.

Shares Subject to the 2017 Incentive Plan and to Awards

The total number of shares of Common Stock that may be delivered pursuant to awards under the 2017 Incentive Plan is 686,250. Any shares of Common Stock issued under any award granted pursuant to the 2017 Incentive Plan will be counted against the number of shares issuable under the 2017 Incentive Plan on a one-for-one basis.

The aggregate number of shares issued under the 2017 Incentive Plan at any time may only equal the number of shares actually issued upon exercise or settlement of an award and shares subject to awards that have been canceled, expired, forfeited or otherwise not issued under an award and shares subject to awards settled in cash shall be available for delivery in connection with future awards under the 2017 Incentive Plan; provided, however, that (i) shares subject to a stock-settled stock appreciation right that were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) shares delivered to or withheld by the Company to pay the exercise price of an option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related to an option or stock appreciation right, or (iv) shares repurchased on the open market with cash proceeds from the exercise of an option shall reduce the total number of shares available for delivery under the 2017 Incentive Plan. Any shares that again become available for grant will be added back as one (1) share of Common Stock. Any shares delivered under the 2017 Incentive Plan upon exercise or satisfaction of a substitute award in connection with any acquisition, merger, consolidation or otherwise will not reduce the shares available for delivery under the 2017 Incentive Plan. The aggregate number of shares available for grant under the 2017 Incentive Plan and the number of shares subject to outstanding awards shall be subject to adjustment upon a change in the Company’s capitalization.

The aggregate number of shares subject to options and stock appreciation rights granted during any fiscal year to any one participant may not exceed 200,000. The maximum number of shares under awards other than options or stock appreciation rights that may be granted to any one participant for a performance period lasting longer than one calendar year may not exceed the foregoing annual maximum multiplied by the number of full fiscal years in the performance period. The aggregate number of shares that may be issued pursuant to the exercise of incentive stock options may not exceed 686,250.

Option Awards

The administrator will establish the exercise price per share under each option, which, other than in the event of options granted in connection with a merger or other acquisition, will not be less than the fair market value of a share on the date the option is granted. The administrator will establish the term of each option, which in no case may exceed a period of ten (10) years from the date of grant. Options granted under the 2017 Incentive Plan may either be Incentive Stock Options (“ISOs”) or options which are not intended to qualify as ISO’s, or nonqualified stock options (“NQSOs”).

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Stock Appreciation Rights

A stock appreciation right provides the right to the monetary equivalent of the increase in value of a specified number of the shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other awards granted under the 2017 Incentive Plan (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”). All freestanding SARs will be granted subject to the same terms and conditions applicable to options as set forth above and in the 2017 Incentive Plan and all tandem SARs will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate.

Restricted Shares and Restricted Share Units

An award of restricted shares is an award or issuance of shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Restricted share units are awards denominated in units of shares under which the issuance of shares is subject to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Participants holding restricted shares granted under the 2017 Incentive Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to shares underlying restricted share units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger. Participants in whose name restricted shares are granted will be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the administrator.

Performance Shares and Performance Share Units

Performance shares and performance share units provide the opportunity to receive shares upon the attainment of performance and/or satisfaction of other terms and conditions determined by the administrator. Performance shares and/or performance share units will be earned based on the achievement or satisfaction of the corresponding performance goals and/or other terms and conditions. Participants receiving performance shares or performance share units will only have the rights of a shareholder (including the right to dividends paid in respect of shares subject to such awards) with respect to shares of Common Stock, if any, actually received by the participant upon satisfaction or achievement of the terms and conditions of such award and not with respect to shares subject to the award but not actually issued to the participant. Participants holding performance shares granted under the 2017 Incentive Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to shares underlying performance share units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger.

Deferral of Gains

Subject to the terms of the 2017 Incentive Plan, the administrator may provide for the deferred delivery of shares or payment of cash, as applicable, upon settlement, vesting or other events with respect to restricted share or restricted share units, or performance shares or performance share units.

Qualifying Performance Criteria

The administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of shares or units to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on “qualifying performance criteria” (as described below) or other standards of financial performance and/or personal performance evaluations. In addition, the administrator may specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such award or portion of an award that is intended by the administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more qualifying performance criteria selected by the administrator and specified at the time the award is granted. The administrator will certify the extent to which any qualifying performance criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may be reduced, but not increased, by the administrator on the basis of such further considerations as the administrator in its sole discretion may determine.

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For purposes of the 2017 Incentive Plan, the term “qualifying performance criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, described in terms of objectives that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function or business unit of the Company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator: (i) cash flow (before or after dividends), (ii) earnings (before or after taxes and including earnings before interest, taxes, depreciation and amortization), (iii) earnings per share, (iv) book value per share, (v) stock price, (vi) return on equity, (vii) total shareholder return, (viii) product quality measures, (ix) improvements on capital structure, (x) working capital, (xi) return on capital (including return on total capital or return on invested capital), (xii) return on assets or net assets, (xiii) return on investment, (xiv) return on sales, (xv) market capitalization, (xvi) economic value added, (xvii) sales growth, (xviii) productivity improvement, (xix) debt leverage (debt to capital), (xx) revenue, (xxi) income or net income, (xxii) operating income, (xxiii) gross profit, operating profit or net operating profit, (xxiv) maintenance or improvement of operating margin or profit margin, (xxv) return on operating revenue, (xxvi) cash from operations, (xxvii) operating ratio, (xxviii) operating revenue, (xxix) market share, (xxx) product development or release schedules, (xxxi) new product innovation, (xxxii) economic profit, (xxxiii) profitability of an identifiable business unit or product, (xxxiv) product cost reduction through advanced technology, (xxxv) brand recognition/acceptance, (xxxvi) product ship targets, (xxxvii) cost reductions (including expense management), (xxxviii) customer service, (xxxix) customer satisfaction, or (xl) the sales of assets or subsidiaries.

To the extent consistent with Section 162(m) of the Code, the administrator may (A) appropriately adjust any evaluation of performance to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards under applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the company’s financial statements or notes thereto and (B) provide in an award intended to qualify as performance-based compensation that any evaluation of performance may exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax laws or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; and (e) accruals of any amounts for payment under the 2017 Incentive Plan or any of the Company’s other compensation arrangements.

Amendment and Termination

The administrator may at any time terminate, or from time to time amend, the 2017 Incentive Plan, or alter any award agreement or other document evidencing an award; provided, however, that no such amendment, alteration or termination of the 2017 Incentive Plan may be made which, without first obtaining shareholder approval, would: (i) increase the maximum number of shares that may be issued under the 2017 Incentive Plan or to any one individual (except to the extent such amendment is made pursuant to a change in the company’s capitalization), (ii) extend the maximum period during which awards may be granted under the 2017 Incentive Plan, (iii) change the class of participants eligible to receive awards under the 2017 Incentive Plan, (iv) reduce the price at which options and stock appreciation rights may be granted, (v) reduce the exercise price of outstanding options and stock appreciation rights, or (vi) otherwise require shareholder approval pursuant to the 2017 Incentive Plan, applicable law, or the rules of the principal securities exchange on which shares of Common Stock are traded in order to be effective.

No termination of the 2017 Incentive Plan or amendment to the 2017 Incentive Plan or an award may be made which would adversely affect any rights or obligations with respect to any awards granted prior to the date of such termination or amendment, except to the extent that the administrator reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law, rules and regulations or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Adjustments

The number and kind of shares available for issuance under the 2017 Incentive Plan (including under any awards then outstanding), the number and kind of shares subject to the individual limits set forth in the 2017 Incentive Plan and above, and the terms of any outstanding award will be equitably adjusted by the administrator as it determines appropriate to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, or exchange of shares, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of outstanding shares of Common Stock.

Transferability

Awards generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right may be exercisable only by the participant during his or her lifetime, unless otherwise determined by the Administrator.

Effective Date and Termination of the 2017 Incentive Plan

On June 14, 2017, the Company adopted the 2017 Incentive Plan for its employees, non-employee directors and other service providers with responsibility for the success and growth of the Company. The 2017 Incentive Plan will be effective when approved by the Company’s stockholders. No awards may be made under the 2017 Incentive Plan after the tenth (10th) anniversary of the date on which the 2017 Incentive Plan becomes effective or such earlier date as the Company’s board of directors may determine.

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Federal Income Tax Treatment

The following discussion of the federal income tax consequences of the 2017 Incentive Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by plan participants, who are urged to consult their individual tax advisors.

Stock Options

ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company cannot guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise. The company does not receive a deduction for this gain.

Stock Appreciation Rights

An optionee is not taxed on the grant of a stock appreciation right. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. The company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.

Restricted Shares and Restricted Share Units

Grantees of restricted shares or restricted share units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the shares or units at such time, and the company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted shares, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, the participant will not recognize any additional income when the restrictions on the shares lapse. If the participant forfeits the shares any (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested restricted shares generally will be taxable as ordinary income to the participant at the time the dividends are received.

Company Deduction and Section 162(m)

Section 162(m) generally allows the company to obtain tax deductions without limit for performance-based compensation. The 2017 Incentive Plan is designed to permit the grant of options and stock appreciation rights, and certain awards of restricted shares, restricted share units, performance shares and performance share units that are intended to qualify as “performance-based compensation” not subject to Section 162(m)’s $1,000,000 deductibility cap. However, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the 2017 Incentive Plan will be deductible under all circumstances.

Plan Benefits

The benefits that will be awarded or paid in the future under the 2017 Incentive Plan are not currently determinable. Such awards are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them.

Equity Contributions

To date, the Company has relied primarily on the Company’s parent, Holosfind, and its subsidiary, Holosfind Corp., for liquidity and capital resources. Holosfind and Holosfind Corp. have made net loans in the amount of $ 1,154,320 as of December 31, 2016.

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SECURITIES BEING OFFERED

Units

The Company is offering Units consisting of shares of Common Stock and Warrants to purchase Common Stock at an offering price of $3.50 per Unit, each Unit consisting of one share of Common Stock and one Warrant.

Common Stock

The Company’s authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share. Shares of the Company’s capital stock may be issued from time to time in one or more classes or series. The Company’s board of directors is authorized by the Company’s certificate of incorporation to establish such classes or series, issue shares of each such class or series and fix the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, applicable to each such class or series, without any vote or other action by any holders of any of the Company’s capital stock. Each such class or series will have the terms set forth in a certificate of designations relating to such class or series filed with the state of Delaware or otherwise made a part of the Company’s certificate of incorporation, as it may be amended and restated from time to time.

As of June 21, 2017, the Company had 2,575,001 shares of Common Stock outstanding and no shares of preferred stock of the Company outstanding.

The following is a summary of the rights and limitations of the Common Stock provided for in the Company’s certificate of incorporation, as amended and restated from time to time. For more detailed information, please see the Company’s certificate of incorporation, as amended, and bylaws, copies of which are exhibits to the offering statement in which this offering circular has been filed with the SEC.

Voting Rights

Holders of Common Stock have one vote per share and may vote to elect the Company’s board of directors and on matters of corporate policy. Although holders of Common Stock have a vote, given the concentration of ownership by the founders and management, the vote of any holder of Common Stock will not likely have a meaningful impact on corporate matters. Holders of Common Stock are entitled to receive dividends at the election of the board and are subordinated to creditors with respect to rights to distributions in a liquidation scenario. In the event of liquidation, common shareholders have rights to a company’s assets only after creditors (including noteholders, if any) and preferred shareholders and have been paid in full in accordance with the terms of their instruments.

The Company does not have voting agreements in place.

Dividend Rights

Holders of Common Stock will share equally in any dividend declared by the Company’s board of directors, if any, subject to the rights of the holders of any preferred stock of the Company. The Company has not issued any dividends in the past and does not intend to issue any dividends in the future.

Liquidation Rights

Subject to and qualified by the rights of the holders of shares of any other class or series of the Company’s capital stock, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and after the holders of shares of any other class or series of the Company’s capital stock have received the amounts owed and available for distribution to them on a preferential basis, if any, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Company available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them.

Other Rights

Other than as set forth in any shareholder’s agreements and as described elsewhere herein, the Company’s shareholders have no preemptive or other rights to subscribe for additional shares of Common Stock. All holders of Common Stock are entitled to share equally on a share-for-share basis in any assets available for distribution to holders of Common Stock upon the Company’s liquidation, dissolution or winding up. All outstanding shares of Common Stock are, and all shares of Common Stock sold in the Offering will be, when sold, validly issued, fully paid and non-assessable.

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No Anti-Dilution Rights

The Common Stock does not have anti-dilution rights.

No Preemptive or Subscription Rights.

No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

Restrictions on Transfer

The Common Stock are restricted securities and may not be transferred for one year except pursuant to an exemption from the federal and state securities laws. As long as you are not an affiliate of the Company and after you have held the Securities for twelve (12) months and subject to certain exceptions and exemptions, you may freely transfer the Securities. For the purposes of the above transfer restrictions and “affiliate” a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

Ability to Void a Sale of Common Stock

The Company has the right to void a sale of Common Stock made by it, and cancel the shares or compel a Company shareholder to return them to the Company, if it has reason to believe that such shareholder acquired Common Stock as a result of a misrepresentation, including with respect to such shareholder’s representation that it is a “qualified purchaser” or an “accredited investor” as defined pursuant to Regulation A or Regulation D promulgated under the Securities Act, respectively, or if the shareholder or the sale to the shareholder is otherwise in breach of the requirements set forth in the Company’s certificate of incorporation, as amended, or bylaws, copies of which are exhibits to the offering statement in which this offering circular has been filed with the SEC.

Warrants

Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $4.20 per share. The Warrants are immediately exercisable from the date of issuance. The Warrants expire, if not previously exercised, three (3) years from the date of the Initial Closing.

The following is a brief summary of certain terms and conditions of the Warrants to be issued in connection with this Offering and are subject in all respects to the provisions contained in the Warrants. See “Plan of Distribution” for additional information about warrant to be issued to the Agent in connection with this Offering.

Form

The Warrants will be physically delivered to participants in this offering. You should review a copy of the form of Warrant, which is filed as an exhibit to the offering statement of which this offering circular forms a part, for a complete description of the terms and conditions applicable to the Warrants.

Exercisability

The Warrants are exercisable at any time after their original issuance and up to three (3) years from the date of the Initial Closing. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to the Company a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise.

Exercise Price

The exercise price per share of Common Stock purchasable upon exercise of the Warrants is $4.20 per share of Common Stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders.

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Rights as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of any Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Warrant.

Governing Law

The shares of Common Stock and Warrants are governed by and construed in accordance with the laws of the State of Delaware.

Warrant Solicitation Fee

The Company has engaged the Agent for the solicitation of the exercise of the Warrants. To the extent not inconsistent with the applicable rules and regulations of FINRA and any exchange on which the Company’s securities may be listed, the Company has agreed to pay the Agent for bona fide services rendered a commission equal to 5% of the exercise price of the Warrant for each Warrant exercised if the exercise was solicited by the Agent. In addition to soliciting, either orally or in writing, the exercise of the Warrants, the Agent’s services may also include disseminating information, either orally or in writing, to Warrant holders about the Company or the market for the Company’s securities, and assisting in the processing of the exercise of the Warrants. No compensation will be paid to the Agent upon the exercise of the Warrants if:

●	the market price of the underlying shares of Common Stock is lower than the exercise price;

●	the holder of the Warrants has not confirmed in writing that the Agent solicited the exercise;

●	the Warrants are held in a discretionary account;

●	the Warrants are exercised in an unsolicited transaction; or

●	the arrangement to pay the commission is not disclosed in the offering statement provided to Warrant holders at the time of exercise.

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CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relevant to the ownership and disposition of the Units and the Common Stock and Warrants underlying such Units, which the Company refers to collectively as its securities. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, rulings and judicial decisions as of the date of this offering circular. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion assumes that the shares of Common Stock and the Warrants underlying each Unit will each trade separately. This discussion only applies to persons who hold the Company’s securities as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax or any Medicare contribution tax imposed on certain unearned income) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of the Company’s securities in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or holder of the Company’s securities who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, a pension or other employee benefit plan, a financial institution or broker-dealer, a regulated investment company, a real estate investment trust, a foreign government or international organization, a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar, a person holding the Company’s securities as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, a former U.S. citizen, or a former long-term U.S. resident). The Company cannot assure you that a change in law will not significantly alter the tax considerations that the Company describes in this discussion. The conclusions in this discussion are based on professional judgment and are not a guarantee of a result and are not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the conclusions set forth herein will be sustained if challenged by the Internal Revenue Service.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Company’s securities, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Company’s securities, you should consult your tax advisor as to the particular U.S. federal income tax consequences of holding and disposing of the Company’s securities.

IF YOU ARE CONSIDERING THE PURCHASE OF THE COMPANY’S SECURITIES, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE COMPANY’S SECURITIES IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER OTHER FEDERAL TAX LAW AND THE LAWS OF APPLICABLE STATE, LOCAL AND FOREIGN TAXING JURISDICTIONS. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISOR CONCERNING ANY POSSIBLE ENACTMENT OF LEGISLATION THAT WOULD AFFECT YOUR INVESTMENT IN THE COMPANY’S SECURITIES IN YOUR PARTICULAR CIRCUMSTANCES.

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U.S. Holders:

You are a “U.S. Holder” if you are a beneficial owner of the Company’s securities and you are for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Allocation of Purchase Price and Characterization of a Unit. There is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the Units, and, therefore, that treatment is not entirely clear. The acquisition of a Unit should be treated for U.S. federal income tax purposes as the acquisition of one share of Common Stock and one Warrant to acquire one share of Common Stock. Each holder of a Unit must allocate the purchase price paid by such holder for such Unit among the share of Common Stock and the Warrant that comprise the Unit based on their respective relative fair market values at the time of issuance. A holder’s initial tax basis in the share of Common Stock and Warrant included in each Unit should equal the portion of the purchase price of the Unit allocated thereto. Any disposition of a Unit should be treated for U.S. federal income tax purposes as a disposition of the share of Common Stock and Warrant comprising the Unit, and the amount realized on the disposition should be allocated between the share of Common Stock and the Warrant based on their respective relative fair market values at the time of disposition. The separation of the share of Common Stock and the Warrant comprising a Unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the shares of Common Stock and Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a Unit (including alternative characterizations of a Unit) and regarding an allocation of the purchase price among the share of Common Stock and Warrant that comprise a Unit. The balance of this discussion generally assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

Distributions in General. If distributions are made with respect to Common Stock, such distributions will be treated as taxable dividends to the extent of the Company’s current and accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds the Company’s current and accumulated earnings and profits will first be applied to reduce a U.S. Holder’s tax basis in the Common Stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the Common Stock, the tax treatment of which is discussed below under “—U.S. Holders: Sale or Other Disposition”.

Dividends received by individual U.S. Holders of Common Stock will be subject to a preferential rate if such dividends are treated as qualified dividend income for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual U.S. Holder elects to treat the dividends as investment income, which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual U.S. Holders with respect to Common Stock that is held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the Common Stock becomes ex-dividend. Also, if a dividend received by an individual U.S. Holder that qualifies for the rate reduction is an extraordinary dividend within the meaning of Section 1059 of the Code, any loss recognized by such individual U.S. Holder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such extraordinary dividend, irrespective of such U.S. Holder’s holding period for the stock.

Dividends received by corporations generally will be eligible for the dividends-received deduction. This deduction is allowed if the underlying stock is held for at least 45 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock. If a corporate stockholder receives a dividend on the Common Stock that is an extraordinary dividend within the meaning of Section 1059 of the Code, the corporate stockholder in certain instances must reduce its basis in the Common Stock by the amount of the nontaxed portion of such extraordinary dividend that results from the application of the dividends-received deduction. If the nontaxed portion of such extraordinary dividend exceeds such corporate stockholder’s basis, any excess will be taxed as gain as if such stockholder had disposed of its shares in the year the extraordinary dividend is paid. Each corporate U.S Holder of Common Stock is urged to consult with its tax advisor with respect to the eligibility for and amount of any dividends received deduction and the application of Section 1059 of the Code to any dividends it receives.

Sale or Other Disposition. A U.S. Holder will generally recognize capital gain or loss on a sale or exchange of Common Stock equal to the difference between the amount realized upon the sale or exchange (not including any proceeds attributable to declared and unpaid dividends, which will be taxable to U.S. Holders of record as described above under “—U.S. Holders: Distributions in General”) and the U.S. Holder’s adjusted tax basis in the Common Stock sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers are taxed at a preferential rate. The deductibility of capital losses is subject to limitations.

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Sale or Other Disposition, Exercise or Expiration of Warrants. Upon the sale or other disposition of a Warrant (other than by exercise), you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and your tax basis in the Warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other disposition, the Warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

In general, you will not be required to recognize income, gain or loss upon exercise of a Warrant for its exercise price. Your basis in a share of Common Stock received upon exercise will be equal to the sum of (1) your basis in the Warrant and (2) the exercise price of the Warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the Warrants.

If a Warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the Warrant. Such loss will be long-term capital loss if, at the time of the expiration, the Warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

Constructive Distributions on Warrants. The terms of each Warrant provide for an adjustment to the number of shares for which the Warrant may be exercised or to the exercise price of the Warrant upon the occurrence of certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, you would be treated as receiving a constructive distribution from us if, for example, the adjustment increases your proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of shares that would be obtained upon exercise) as a result of a distribution to the holders of the Common Stock which is taxable to the U.S. Holders of such Common Stock as described above under “U.S. Holders – Distributions”). Such constructive distribution would be subject to tax as described under that section in the same manner as if you received a cash distribution from the Company equal to the fair market value of such increased interest. For certain information reporting purposes, the Company is required to determine the date and amount of any such constructive distributions. Recently proposed Treasury Regulations, on which the Company may rely prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined. You should consult your tax advisor regarding the proper treatment of any adjustments to the Warrants.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the Common Stock and to certain payments of proceeds on the sale or other disposition of Common Stock. Certain non-corporate U.S. Holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the Common Stock and certain payments of proceeds on the sale or other disposition of the Common Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, which may entitle the U.S. Holder to a refund, provided the U.S. Holder timely furnishes the required information to the Internal Revenue Service.

Non-U.S. Holders:

You are a “Non-U.S. Holder” if you are a beneficial owner of Common Stock and you are not (i) a “U.S. Holder” or (ii) a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes).

Distributions on the Common Stock. If cash or certain other distributions are made with respect to Common Stock, such distributions will be treated as taxable dividends to the extent of the Company’s current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds the Company’s current and accumulated earnings and profits will first be applied to reduce the Non-U.S. Holder’s basis in the Common Stock and, to the extent such portion exceeds the Non-U.S. Holder’s basis, the excess will be treated as gain from the disposition of the Common Stock, the tax treatment of which is discussed below under “—Non-U.S. Holders: Sale or Other Disposition”. In addition, if the Company was to meet the definition of a USRPHC (as defined below under “—Non-U.S. Holders: Sale or Other Disposition”) and any distribution exceeds the Company’s current and accumulated earnings and profits, the Company will need to choose to satisfy its withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 10% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to the Company’s reasonable estimate of its current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 10% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “—Non-U.S. Holders: Sale or Other Disposition”).

Dividends or any other taxable distribution (whether in cash, Common Stock or other property) paid to a Non-U.S. Holder of Common Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Any required withholding tax may be satisfied by the withholding agent through a sale of a portion of the shares received by a Non-U.S. Holder in a taxable distribution or may be withheld from cash dividends or sales proceeds subsequently paid or credited to a Non-U.S. Holder. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S.

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Holder in the United States) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or any successor form or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Common Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form or other applicable form) and certify under penalties of perjury that such Non-U.S. Holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (b) if the Common Stock are held through certain foreign intermediaries, complete Internal Revenue Service Form W-8IMY and all required attachments (or any successor form or other applicable form) and satisfy the relevant certification requirements of applicable Treasury regulations.

A Non-U.S. Holder of Common Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Exercise or Expiration of Warrants. The U.S. federal income tax treatment of a Non-U.S. Holder’s receipt of a share of Common Stock upon the exercise of a Warrant by a Non-U.S. Holder, or of the expiration of a Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the receipt of a share of Common Stock upon exercise of a Warrant by a U.S. Holder, or expiration of a Warrant held by a U.S. Holder, as described above in “U.S. Holders – Sale or Other Disposition, Exercise or Expiration of Warrants.”

Constructive Distributions on Warrants. An adjustment to the number of shares for which a Warrant may be exercised or to the exercise price of a Warrant may result in a constructive distribution to a Non-U.S. Holder of such Warrant. Such constructive distribution would be subject to tax as described under “Non-U.S. Holders – Distributions” above in the same manner as if you received a cash distribution from the Company equal to the fair market value of such increased interest. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the Warrants.

Sale or Other Disposition. Any gain realized by a Non-U.S. Holder on the disposition of Common Stock will not be subject to U.S. federal income or withholding tax unless:

●	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

●	the Company is or was a U.S. real property holding corporation (A “USRPHC”) during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held Common Stock. Generally, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” (within the meaning of the Internal Revenue Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

A Non-U.S. Holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code, and if the Non-U.S. Holder is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable income tax treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. Holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code.

61

If a Non-U.S. Holder is subject to U.S. federal income tax on any sale, exchange or other disposition of the Common Stock, such Non-U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. Holder and the Non-U.S. Holder’s adjusted tax basis in the Common Stock, as applicable. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. Holder’s holding period for the Common Stock, as applicable, is longer than one year. A Non-U.S. Holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

Information Reporting and Backup Withholding. The Company must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to such Non-U.S. Holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will not be subject to backup withholding on dividends paid to such Non-U.S. Holder as long as such Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person as defined under the Code), or such Non-U.S. Holder otherwise establishes an exemption.

Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of Common Stock unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

FATCA. The U.S. Foreign Account Tax Compliance Act (“FATCA”) will generally impose a 30% withholding tax on dividends on the Common Stock (and, beginning January 1, 2019, on the gross proceeds of a disposition of Common Stock) that are paid to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code and the Treasury regulations thereunder) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, or is otherwise exempt from FATCA withholding; and (ii) a non-financial foreign entity (as that term is defined in Section 1472(d) of the Code and the Treasury regulations thereunder) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements, or otherwise is exempt from FATCA withholding. Intergovernmental agreements entered into between the United States and a foreign jurisdiction may modify these requirements. A Non-U.S. Holder should consult its own tax advisor regarding the application of this legislation to it. FATCA withholding will apply to dividends paid on shares of Common Stock, and commencing January 1, 2019, to gross proceeds from the disposition of Common Stock.

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LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Ellenoff Grossman & Schole LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the securities offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about the Company and the securities offered hereby, the Company refers you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, the Company will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

63

DIGITAL SOCIAL RETAIL, INC.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS YEAR ENDED DECEMBER 31, 2016 AND 2015

F-1

Independent Auditor’s Report

To the Board of Directors

and Stockholders of

Digital Social Retail, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Digital Social Retail, Inc. and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Digital Social Retail, Inc. and Subsidiaries as of December 31, 2016 and 2015, and the result of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ CORNICK, GARBER & SANDLER, LLP

New York, New York

June 22, 2017

Cornick, Garber & Sandler, LLP 825 Third Avenue, New York, NY 10022-9524 T 212.557.3900 F 212.557.3936 50 Charles Lindbergh Blvd., Unlondale, NY 11553-3600 T 516.542.9030 F 516.542.9035	cgscpa.com

F-2

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
ASSETS	2016	2015

Current assets:
Cash	$28,072	$208,715
Accounts receivable - Holosfind S.A.	240,000	240,000
Accounts receivable - other	7,514	41,718
Inventory	8,443	5,889
Loans receivable - Holosfind S.A.	1,017,175	244,164
Due from stockholders	2,450	2,450
Prepaid expenses and other current assets	72,296	2,226
Total current assets	1,375,950	745,162

Goodwill	21,028	21,028
Investment in unconsolidated business	55,432	-
Security deposit	2,235	135
Deferred tax assets	-	1,357
	78,695	22,520

TOTAL ASSETS	$1,454,645	$767,682

LIABILITIES

Current liabilities:
Accounts payable and accrued expenses	$1,626,917	$340,760
Deferred revenue	16,671	-
Loans payable - Holosfind Corp, Inc.	926,138	271,152
Income taxes payable	-	375
Total current liabilities	2,569,726	612,287

TOTAL LIABILITIES	2,569,726	612,287

Commitments and contingencies

Puttable common stock, $0.001 par value, 75,000 shares issued and outstanding	75	75
Puttable common stock in excess of par	149,925	149,925
Total puttable common stock	150,000	150,000

STOCKHOLDERS’ EQUITY (DEFICIT)

Equity (deficit) of Digital Social Retail, Inc. and Subsidiaries
Common stock	2,500	2,500
Preferred stock	-	-
Accumulated other comprehensive income (loss)	(238)	126
Retained earnings (accumulated deficit)	(1,266,779)	2,769

Total equity (deficit) of Digital Social Retail, Inc. and Subsidiaries	(1,264,517)	5,395

Noncontrolling interest	(564)	-

Total stockholders’ equity (deficit)	(1,265,081)	5,395

TOTAL LIABILITIES, PUTTABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,454,645	$767,682

See accompanying notes.

F-3

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2016	2015
Operating revenues:
Service fees	$77,942	$332,513
Sale of equipment	68,724	8,730
Other operating income	1,594	-
Total operating revenues	148,260	341,243

Cost of equipment sold	15,672	7,419

Gross profit	132,588	333,824

Less marketing, general and administrative expenses:
Management fees	666,592	136,528
Office and administrative expense	545,846	1,064
Advertising and marketing expense	50,242	16,763
Software development	70,000	94,265
Professional fees	3,081	67,007
Bank charges	5,115	1,000
Travel, meals and entertainment	22,352	16,676
Dues and subscriptions	670	-
Freight-out, postage, shipping expense	2,913	-
Supplies and equipment	2,983	-
Telecommunications	25,088	-
Product studies	4,853	-
Total marketing, general and administrative expenses	1,399,735	333,303

Income (loss) from operations	(1,267,147)	521

Other income (expenses):
Interest expense, net of interest income	(261)	-
Net foreign currency gain (loss)	15,304	(3,380)
Other income	1,313	5,278
Total other income (expenses)	16,356	1,898

Income (loss) before income taxes	(1,250,791)	2,419
Income tax expense (benefit)	19,321	(350)

NET INCOME (LOSS)	(1,270,112)	2,769

Add: Net loss attributable to noncontrolling interest	564	-

NET INCOME (LOSS) ATTRIBUTABLE TO DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES	(1,269,548)	2,769

Other comprehensive income (loss) - change in unrealized gain on translation of investment in foreign subsidiary	(364)	126

TOTAL COMPREHENSIVE INCOME (LOSS) OF DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES	$(1,269,912)	$2,895

See accompanying notes.

F-4

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2016 AND 2015

	Digital Social Retail, Inc. and Subsidiaries
					Accumulated Other	Retained Earnings		Total Stockholders’
	Common Stock*		Preferred Stock**		Comprehensive	Accumulated	Noncontrolling	Equity
	Shares	Amount	Shares	Amount	Income (Loss)	(Deficit)	Interest	(Deficit)

Balance at January 1, 2015	1	$-	$-	$-	$-	$-	$-	$-

Issuance of common stock	2,500,000	2,500	-	-	-	-	-	2,500

Net income	-	-	-	-	-	2,769	-	2,769

Increase in unrealized gains on translation of investment in foreign subsidiary	-	-	-	-	126	-	-	126

Balance at January 1, 2016	2,500,001	2,500	-	-	126	2,769	-	5,395

Net loss	-	-	-	-	-	(1,269,548)	(564)	(1,270,112)

Increase in unrealized loss translation of investment in foreign subsidiary	-	-	-	-	(364)	-	-	(364)

Balance at December 31, 2016	2,500,001	$2,500	$-	$-	$(238)	$(1,266,779)	$(564)	$(1,265,081)

* $0.001 par value, 100,000,000 shares authorized and 2,500,001 shares issued and outstanding, net of 75,000 shares of puttable common stock

** $0.001 par value, 10,000,000 shares authorized, 2,350,000 of which are convertible preferred stock Class A and 0 shares issued and outstanding

See accompanying notes.

F-5

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2016	2015

NET INCREASE (DECREASE) IN CASH

Cash flows from operating activities:
Net income (loss)	$(1,270,112)	$2,769

Adjustments to reconcile results of operations to net cash effect of operating activities:
Deferred income taxes	1,357	(1,357)
Net changes in assets and liabilities:
Accounts receivable	34,204	(281,751)
Inventory	(2,554)	(6,026)
Prepaid expenses and other current assets	(15,250)	(2,298)
Security deposit	(2,100)	80
Accounts payable and accrued expenses	1,286,157	341,104
Deferred revenue	16,671	-
Income taxes payable	(375)	375
Unrealized foreign currency translations on monetary items	(364)	(191)

Total adjustments	1,317,746	49,936

Net cash provided by (used in) operating activities	47,634	52,705

Cash flows from investing activities:
Excess of purchase price over net assets acquired of the subsidiary	-	(21,028)
Investment in unconsolidated business	(55,432)	-
Advances to Holosfind S.A.	(773,011)	(246,614)

Net cash used in investing activities	(828,443)	(267,642)

Cash flows from financing activities:
Loans from related entities	654,986	271,152
Stock issuance costs	(54,820)	-
Issuance of common stock	-	2,500
Issuance of puttable common stock	-	150,000

Net cash provided by financing activities	600,166	423,652

NET INCREASE (DECREASE) IN CASH	(180,643)	208,715

Cash - January 1	208,715	-

CASH - DECEMBER 31	$28,072	$208,715

Supplemental disclosures of cash paid for:
Income taxes	$790	$-
Interest	$329	$1,334

See accompanying notes.

F-6

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -	Summary of Significant Accounting Policies

Description of Business

Digital Social Retail, Inc. (“DSR”) is a U.S. corporation incorporated in Delaware on September 18, 2014. DSR provides a cross-channel customer acquisition and marketing platform for retail chains worldwide. DSR’s platform provides a single interface for social, mobile, loyalty, in-store media, and analytics. DSR markets its software in two ways: (i) by means of an interface that is sold via a SaaS (Software as a Service) online business model under which DSR sells its software online and (ii) through a direct salesforce that markets the DSR’s products and services to larger corporate accounts in several industries. The DSR’s client base includes small and medium size businesses in the medical, smart city, retail, education, sports, restaurant, hospitality and real estate industries.

On May 12, 2015, DSR acquired 100% of SAS NAIA, France (“NAIA”). NAIA sells social retail software and equipment in Europe.

On January 7, 2016, DSR acquired 53% of SDK Invest, Inc. (“SDK”), a U.S. corporation incorporated in Delaware on November 23, 2015.

Principle of Consolidation

The consolidated financial statements comprise the financial statements of DSR and controlled subsidiaries (collectively, the “Company”). For the controlled subsidiary that is not wholly-owned, the noncontrolling interest is included in “Net loss attributable to the noncontrolling interest” and “Total stockholders’ equity”. All significant intercompany accounts and transactions have been eliminated.

Basis of Accounting

The Company’s policy is to prepare its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue

Sales of goods and services are recorded when the Company’s sales agreement is in place, delivery has occurred or services have been rendered and collectability of the fixed or determinable sales price is reasonably assured.

F-7

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -	Summary of Significant Accounting Policies (Continued)

Accounts Receivable

Trade accounts receivable from customers are recorded at net realizable value. Based on the financial strength of the Company’s customers, the Company has estimated that its receivables are fully collectible and no allowance for uncollectible accounts was required at December 31, 2016 and 2015.

Inventory

Inventories are stated at the lower of cost (determined on the first-in, first-out basis) and net realizable value under FASB Accounting Standards Update 2015-11 – Inventory: Simplifying the Measurement of Inventory (“ASU 2015-11”) which was early adopted by the Company in 2015.

Stock issuance costs

Under accounting principles generally accepted in the United States of America, stock issuances costs are deducted from the proceeds raised and the net amount is recorded as capital. As described in Note G, the Company is currently conducting a capital raise and stock issuance costs of $54,820 were included in prepaid expenses and other current assets on the consolidated balance sheet as of December 31, 2016.

Goodwill

The excess of the cost over the underlying net equity of NAIA was allocated to identifiable tangible and intangible assets and liabilities based on their fair values on May 12, 2015, the date of the acquisition of NAIA by DSR. The unassigned residual value of the excess of the cost over NAIA’s net assets acquired was recognized as goodwill in the accompanying consolidated financial statements.

Impairment assessment for goodwill is performed annually or more frequently if impairment indicators are present. The impairment test for goodwill uses a two-step approach, which is performed at the reporting unit level. Step one, performed to identify potential impairment, compares the fair value of the reporting unit (calculated using a market approach and/or a discounted cash flow method) to its carrying value. If the carrying value exceeds the fair value, there is a potential impairment and step two must be performed to measure the amount of the impairment charge. Step two compares the carrying value of the reporting unit’s goodwill to its implied fair value (i.e., fair value of reporting unit less the fair value of the unit’s assets and liabilities, including identifiable intangible assets). If the implied fair value of goodwill is less than the carrying amount of goodwill, an impairment charge is recognized.

Investment in Unconsolidated Business

Investment in unconsolidated business consists of a minority holding in a company that management believes is synergistic with DSR. Management does not exercise significant control over operating and financial policies of the investee, accordingly, the investment is reflected under the cost method of accounting. The initial equity valuations were based upon a discounted cash flows analysis using unobservable inputs categorized as Level 3 within the ASC 820 framework. It is impracticable to obtain these Level 3 inputs as of the reporting date, accordingly, a current market valuation has not been performed. Due to the short period of time that the Company has held the investment, management believes that current market value is not materially different from carrying value.

F-8

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -	Summary of Significant Accounting Policies (Continued)

Foreign Currency Transactions

The functional and reporting currency for operations of NAIA is the Euro. For purposes of these consolidated financial statements all assets and liabilities of NAIA are translated into U.S. dollars at the exchange rate in effect at the balance sheet date and all income and expenses are translated using the average rates of exchange prevailing during the year. Unrealized currency translation adjustments resulting from this process are recorded as other comprehensive income and included as a component of stockholders’ equity.

The functional and reporting currency for operations of DSR and SDK are U.S. dollars. Consequently, receivables and payables denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Resulting gains and losses are recognized in the consolidated statement of income for the years ended December 31, 2016 and 2015.

Advertising

Advertising costs for the Company are charged to operations as incurred.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due and deferred taxes related primarily to temporary differences in the recognition of income and expenses for financial and tax reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled, and are calculated using currently enacted income tax rates. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. Deferred tax assets are recognized to the extent that the Company believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. Valuation allowance are established when necessary to reduce deferred income tax assets to the amount expected to be realized. If Company determines that it would be able to realize the deferred tax assets in the future in excess of their net recorded amount, The Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

F-9

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -	Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)

In 2015, the Company early adopted FASB Accounting Standards Update 2015-17 – Income taxes: Balance Sheet Classification of Deferred Taxes (ASU 2015-17), which requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position.

Generally accepted accounting principles clarify the accounting for the uncertainty in income taxes recognized in the Company’s consolidated financial statements by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the consolidated financial statements. The Company does not believe it has uncertain tax positions that would qualify for either recognition or disclosure in the consolidated financial statements as of December 31, 2016 and 2015.

Subsequent Events

The Company has considered subsequent events occurring through June 22, 2017, the date these consolidated financial statements became available for distribution, in evaluating its estimates and in the preparation of its consolidated financial statements.

NOTE B -	Investment in Unconsolidated Business

During the year ended December 31, 2016 the Company made a $55,432 investment in a company that management believes is synergistic with DSR. The investment represents a minority ownership position and is accounted for under the cost method of accounting. This transaction is recorded as investment in unconsolidated business in the consolidated balance sheets.

NOTE C -	Related Party Transactions

For the year ended December 31, 2015, $240,000 of revenues were derived from Holosfind S.A., its majority stockholder, and accounts receivable due from Holosfind S.A. were $240,000 as of December 31, 2016 and 2015.

During 2016 and 2015, NAIA advanced funds to Holosfind S.A.. The outstanding balance of the loans were $1,017,175 and $244,164 including accrued interest of $10,039 and $0, as of December 31, 2016 and 2015, respectively. During 2016 and 2015, NAIA borrowed funds from Holosfind Corp, Inc. (100% owned U.S. subsidiary of Holosfind S.A.). The outstanding balance of the loans were $926,138 and $271,152, including accrued interest of $9,971 and $0, as of December 31, 2016 and 2015, respectively. These loans receivable and payable are unsecured, bear interest at 2% and are due on demand.

Holosfind Corp, Inc. paid expenses on behalf of the Company of $553,000 and $270,000 including charges of $490,000 and $136,528 for management fees during 2016 and 2015, respectively. Holosfind S.A. paid expenses on behalf of the Company of $663,806, including charges of $196,592 for management fees during 2016. Guerson Ltd., a stockholder, provided the Company with consulting services in the amount of $50,000 during 2015. These charges are included in accounts payable and accrued expenses balance on the consolidated balance sheet as of December 31, 2016 and 2015 as follows:

	December 31,
	2016	2015
Accounts payble and accrued expenses:
Holosfind Corp, Inc.	$823,000	$270,000
Holosfind S.A.	663,807	-
Guerson Ltd.	50,000	50,000
Other	90,110	20,760

	$1,626,917	$340,760

F-10

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D -	Investment and Pledge Agreements

DSR and Holosfind S.A. have entered into an investment agreement, dated as of February 25, 2015 (the “Investment Agreement”), with MG Partners II Ltd., a limited liability company incorporated under the laws of Gibraltar (“MGP II”), pursuant to which DSR and Holosfind S.A. each agreed, in consideration for up to $2,500,000, (i) to issue to MGP II (a) 10,000 senior secured bonds of Holosfind, S.A. priced at $100 each and redeemable one year from the initial closing date (subject to certain exceptions) of the Investment Agreement, in the principal amount of $1,000,000 (as converted to Euros on such closing date) (the “Bonds”);(b) 75,000 shares of Common Stock of DSR, which shares of Common Stock were subject to a right of demand granted to MGP II by Holosfind S.A. and DSR to be (1) purchased by DSR or Holosfind S.A. from MGP II for $150,000 in cash, (2) exchanged for a convertible promissory note in the principal amount of $150,000, convertible into shares of Common Stock (the “Put Note”), or (3) exchanged for shares of Holosfind S.A. capital stock with an aggregate value of $150,000 (as converted into Euros), with each such share of Holosfind S.A. capital stock to be issued to MGP II for 80% of the average volume weighted average trading price of an ordinary share of Holosfind S.A. in the five trading days immediately preceding the date on which such shares were exchanged; (c) the option to purchase $1,350,000 of Series A Convertible Preferred Stock of DSR, par value $0.001 per share, with a state value of $1.00 per share (the “Preferred Stock”) and (ii) a warrant to purchase 1,210,016 shares of common stock of Holosfind S.A., and (iii) to issue to MGP II, on a subsequent closing date, warrants to purchase additional capital stock of DSR, which warrants shall have a value of $337,000. MGP II did not exercise its option under the Investment Agreement and the subsequent closing did not occur. As security for the repayment of the Bonds, Holosfind S.A. and DSR entered into a pledge agreement, dated as of February 25, 2015, with MGP II, pursuant to which MGP II was granted a security interest in certain collateral of DSR, including 50% of Holosfind S.A.’s ownership interest in DSR, equivalent to 30% of the outstanding Common Stock on a fully diluted basis, currently owned or thereafter acquired (the “Pledge Agreement”, and collectively with the Investment Agreement, the “Magna Loan”).

On April 14, 2016, MGP II provided notice to DSR and Holosfind S.A. that Holosfind S.A. and DSR were in default of the Investment Agreement and Pledge Agreement. On October 31, 2016, DSR and Holosfind S.A. entered into a forbearance agreement, as subsequently amended on December 16, 2016, January 19, 2017, February 7, 2017, May 10, 2017 and June 16, 2017 (as amended, the “Forbearance Agreement”), pursuant to which, MGP agreed to forbear its rights under the Magna Loan until September 15, 2017 in consideration for the following: Upon the first closing of the Regulation A+ offering, listing or quotation of DSR’s shares of DSR’s common stock (the “Common Stock”) on an Eligible Market (the “Listing”), MGP II shall receive: (a) One Million Three Hundred Thousand Dollars ($1,300,000) from Holosfind S.A. and/or DSR (the “Cash Payment”), in U.S. Dollars; and (b) shares of DSR’s Common Stock in an amount equal to Nine and 99/100 (9.99%) percent of the issued and outstanding shares of DSR’s Common Stock, on a fully-diluted basis (the “Stock Payment”), which shall include but not be limited to all issued and outstanding DSR shares of Common Stock, and equity linked instruments at the listing or quotation of DSR’s Common Stock on an Eligible Market. For the avoidance of doubt, MGP II shall own 9.99% of the issued and outstanding shares of Common Stock of DSR on the date immediately following the listing or quotation of DSR’s Common Stock on an Eligible Market. Within two (2) business days of such listing or quotation, DSR shall deliver a stock certificate to MGP II, free and clear of all encumbrances, which such stock certificate shall represent the Stock Payment. The shares of Common Stock issued to MGP II shall have piggy-back registration rights. Upon the issuance of DSR Common Stock to MGP II, MGP II will file all required SEC documents.

NOTE E -	Income Taxes

At December 31, 2016 and 2015, the Company had net operating loss carryforwards of approximately $1,303,000 and $5,200, respectively, available to offset future taxable income which may be earned through 2035. As a result of recent operations, tax-planning strategies, and result of a projected future taxable income as of December 31, 2016, management has determined that it can no longer be considered more likely than not that the utilization of the net operating loss carryforwards and other temporary differences will be realized and has recorded a valuation allowance of $568,884 equal to the deferred tax assets.

F-11

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE E -	Income Taxes (Continued)

The income tax benefit for the year ended December 31, 2016 and 2015 consists of the following:

	December 31,
	2016	2015
Currently Payable:
State and city	$415	$375
Foreign taxes	17,549	632

Total currently payable	17,964	1,007

Deferred taxes (benefit)	1,357	(1,357)

Total income tax (benefit)	$19,321	$(350)

Significant temporary differences that give rise to deferred tax assets and the tax effects as of December 31, 2016 and 2015 were as follows:

	2016	2015
Noncurrent deferred tax assets:
Net operating loss carryforward	$555,728	$1,314
Unrealized loss on foreign currency exchange	6,527	43
Unrealized loss on translation of investment in foreign subsidiary	169	-

	562,424	1,357

Allowance for deferred tax assets:	(562,424)	-

Total noncurrent deferred tax assets:	$-	$1,357

The years ended December 31, 2015 and 2014 remain open to examination by federal, state and local income tax authorities.

NOTE F -	Concentrations

Cash Concentrations

DSR and SDK maintain their cash at a financial institution in the United States of America. NAIA maintains its cash at a financial institution in France. Federal Deposit Insurance Corporation provides insurance of up to $250,000 for the cash account held in the bank in the United States. French Bank Insurance Company provides insurance of up to 100,000 euro for the cash account held at the bank in France. At December 31, 2016, the Company did not have any balances that exceeded bank insurance limits.

F-12

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE F -	Concentrations (Continued)

Revenue and Accounts Receivable

For the year ended December 31, 2015, approximately 70% of the operating revenues were derived from Holosfind S.A. Accounts receivable due from Holosfind S.A were approximately 97% and 85% of all the Company’s accounts receivable as of December 31, 2016 and 2015, respectively. Approximately 59% and 27% of the operating revenues were derived from other two customers in the years ended December 31, 2016 and 2015, respectively.

NOTE G -	Puttable Common Stock

As described in Note D above, as part of the investment agreement with MGP II, DSR issued 75,000 puttable shares of DRS’s Common Stock which were classified outside of stockholders’ equity as the ability to extinguish the put was not considered to be completely within DSR’s control.

NOTE H -	Subsequent Events

On March 31, 2017, the Company filed Form 1-A “Regulation A Offering Statement” under The Securities Act of 1933 with US Securities and Exchange Commission (“SEC”) for shares of common stock, par value $0.001 per share, of DSR. The Company has received a comment letter from the SEC. The Company intends to file an amended form 1-A conjunction with the issuance of these financial statements. DSR will be offering up to 2,000,000 shares of its common stock to raise money for Company’s general operations and working capital needs. The Company engaged Oberon Securities, LLC as the agent to offer shares of common stock to prospective investors in the United States and in jurisdictions where such offers and sales are permitted on a best efforts basis without any minimum target.

On May 3, 2017, DSR sold an unsecured convertible promissory note with a face amount of $250,000 bearing simple interest of 8% payable quarterly in arrears on the last day of the calendar quarter, commencing on August 30, 2017. DSR has the right to elect to pay the interest due in cash or by issuing additional notes to the holder in an original principal amount equal to the interest due. The initial maturity date of the notes is six months from the issue date. DSR, in its sole discretion, has the right to extend the initial maturity date for an additional thirty day period to December 3, 2017. Unless the note holder exercises its discretionary conversion right or provides written notice to DSR that the holder wishes the note to be repaid upon closing of the Regulation A offering for an aggregate amount in excess of $4,000,000 then the outstanding principal and accrued interest of this note will be automatically converted into DSR’s common stock and warrants pursuant to the Regulation A offering. The principal amount of the note is convertible into DSR’s equity securities at a twenty percent discount to the per unit price issued and sold in connection with the Regulation A offering. Upon any such conversion the holder of the note shall receive warrants with the identical terms and conditions as the warrants offered by DSR in the Regulation A offering. This note is pursuant to a Note Purchase Agreement signed on May 3, 2017 that entitles the purchaser the rights to purchase up to an aggregate amount of $1,000,000 in unsecured convertible promissory notes.

F-13

NOTE H -	Subsequent Events (Continued)

On June 14, 2017 Digital Social Retail adopted the 2017 long-term incentive plan for its employees and non-employee directors and other service providers with responsibility for the success and growth of the Company. Subject to the terms and conditions of the Plan, options, stock appreciation rights, and/or restricted shares, performance shares, restricted share units, and/or performance share units may be granted to eligible participants as determined by the administrator. The plan sets out other provisions/rights based upon which of the above is granted by the Administrator. The plan will be effective when approved by the Company’s stockholders.

NOTE I -	Commitments

On April 18, 2016, DSR has entered into an agreement which provides that they will receive a comprehensive communication program for a period of twelve months. Under this agreement, DSR is committed to pay a monthly maintenance fee of $5,000 starting May 1, 2016 until DSR terminates this agreement in writing.

NOTE J -	Liquidity and Capital Resources

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. From its inception, the Company has relied primarily on Holosfind S.A. and Holosfind Corp, Inc., for liquidity and capital resources. Other than the possibility of obtaining short term funding from Holosfind S.A. and Holosfind Corp, Inc. the Company does not have any additional sources of capital other than the proceeds from the Offering described in Note H.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating expenses until it becomes self-sufficient. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-14

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibit	Manner of Filing
1.1	Form of Placement Agency Agreement between Digital Social Retail, Inc. and Oberon Securities, LLC	To be filed
2.1	Certificate of Incorporation of Digital Social Retail, Inc.	Previously filed
2.2	Certificate of Amendment to Certificate of Incorporation of Digital Social Retail, Inc.	Previously filed
2.3	Bylaws of Digital Social Retail, Inc.	Previously filed
3.1	Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Digital Social Retail, Inc.	Previously filed
3.2	Form of Warrant Agreement	To be filed
3.3	Form of Warrant Certificate	To be filed
4.1	Form of Subscription Agreement	To be filed
6.1	Service Benefits Agreement, effective as of January 1, 2016, between Digital Social Retail, Inc. and Holosfind S.A.	Filed herewith
6.2	Management Service Agreement, effective as of January 1, 2015, between Digital Social Retail, Inc. and Holosfind Corp., Inc.	Filed herewith
6.3	Investment Agreement, dated as of February 25, 2015, by and among Digital Social Retail, Inc., Holosfind S.A. and MG Partners II Ltd.	Filed herewith
6.4	Pledge Agreement, dated as of February 25, 2015, by and among Digital Social Retail, Inc., Holosfind S.A. and MG Partners II Ltd.	Filed herewith
6.5	Forbearance Agreement, dated October 31, 2016, by and among Digital Social Retail, Inc., Holosfind S.A. and MG Partners II Ltd.	Filed herewith
6.6	Amendment to Forbearance Agreement, dated December 16, 2016, by and among Digital Social Retail, Inc., Holosfind S.A. and MG Partners II Ltd.	Filed herewith
6.7	Amendment No. 2 to Forbearance Agreement, dated January 19, 2017, by and among Digital Social Retail, Inc., Holosfind S.A. and MG Partners II Ltd.	Filed herewith
6.8	Amendment No. 3 to Forbearance Agreement, dated February 7, 2017, by and among Digital Social Retail, Inc., Holosfind S.A. and MG Partners II Ltd.	Filed herewith
6.9	Amendment No. 4 to Forbearance Agreement, dated May 10, 2017, by and among Digital Social Retail, Inc., Holosfind S.A. and MG Partners II Ltd.	Filed herewith
6.10	Amendment No. 5 to Forbearance Agreement, dated June 16, 2017, by and among Digital Social Retail, Inc., Holosfind S.A. and MG Partners II Ltd.	Filed herewith
6.11	Agreement, dated June 23, 2017, between Digital Social Retail, Inc. and Holosfind S.A.	Filed herewith
6.12	Digital Social Retail, Inc. 2017 Long-Term Incentive Plan	Filed herewith
8.1	Escrow Agreement between Oberon Securities, LLC and Wilmington Trust, N.A.	To be filed
11.1	Consent of Cormick, Garber & Sandler, LLP	Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 23, 2017.

DIGITAL SOCIAL RETAIL, INC.

By:	/s/ Sylvain Bellaïche
Name:	Sylvain Bellaïche
Title:	President, Chief Executive Officer and Director

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Sylvain Bellaïche		Dated: June 23, 2017
	Name:	Sylvain Bellaïche
	Title:	President, Chief Executive Officer and Director

By:	/s/ Pierre Martin		Dated: June 23, 2017
	Name:	Pierre Martin
	Title:	Secretary, Treasurer, Chief Financial Officer and Director

III-2